                                                                    EXHIBIT 10.2


[Portions herein identified by ** have been omitted pursuant to a request for confidential treatment and have been filed separately with the Commission pursuant to Rule 406 of the Securities Act of 1933, as amended]



                          ACQUISITION MASTER AGREEMENT

         MASTER AGREEMENT ("Agreement") made as of August 22, 2003, by and THE TRAVEL CHANNEL, L.L.C. ("TRV"), a Delaware corporation, with offices at 7700 Wisconsin Avenue, Bethesda, Maryland 20814, on the one hand, and WORLD POKER TOUR L.L.C. ("Grantor") , with offices at 1041 North Formosa Avenue, Formosa Building, Suite 99, West Hollywood, CA 90046, on the other hand.

         TRV wishes to license from Grantor, and Grantor wishes to license to TRV, certain rights in program(s) in accordance with the terms set forth herein and in the Standard Terms and Conditions set forth in Exhibit A and the attachment(s) ("Attachment(s)") to be attached hereto. Defined terms used in this Agreement are set forth in Exhibit B.

         Now therefore, in consideration of the foregoing and of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.       Program:

         The Program(s) licensed are set forth in the applicable Attachment.

II.      License Fee:

         TRV shall pay the License Fee set forth in the applicable Attachment in accordance with the payment terms set forth therein.

III.     Grant of Rights:

         TRV shall have the exclusive right, license and privilege to exhibit, market, distribute, transmit, perform and otherwise exploit each Program an unlimited number of times on any DCI Service in the media ("Media") and territory ("Territory") and for the License Period (`Exhibition Period") set forth in the applicable Attachment.

IV.      Erasure

         Upon expiration or termination of this Agreement, TRV shall erase or destroy all copies of the Materials in its possession.

V.       Standard Terms and Conditions

         The parties agree that the Standard Terms and Conditions attached hereto as Exhibit A, the definitions attached hereto as Exhibit B and all Attachments shall be deemed a part of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the latest date set forth below.

WORLD POKER TOUR L.L.C.                     THE TRAVEL CHANNEL, L.L.C.

By: /s/ Steven Lipscomb                     By: /s/ William M. Campbell
    --------------------------                  --------------------------------

Printed Name: Steven Lipscomb               Printed Name: William M. Campbell

Title: Chief Executive Manager              Title: President, U.S. Networks

Date: February 19, 2004                     Date: February 20, 2004

              PART OF AGREEMENT BETWEEN THE TRAVEL CHANNEL, L.L.C.
                           AND WORLD POKER TOUR L.L.C.
                           DATED AS OF AUGUST 22, 2003

                                   EXHIBITS A
                          STANDARD TERMS AND CONDITIONS

         The following terms and conditions shall apply to the Agreement to which this Exhibit is attached:

1.       Option

         Unless otherwise set forth in the applicable Attachment, TRV shall have two (2) exclusive option(s) ("Option(s)") to extend the License Period for the Programs, individually or collectively, in any or all of the Territories for an additional period of one (1) year (the "Option Period"), upon the same terms and conditions set forth herein and at the Option Fee specified in the applicable Attachment. Such Option(s) shall be exercised by written notice to Grantor not later than 30 days prior to the expiration of the then current License Period or Option Period, as the case may be.

2.       Exclusivity

         Except as permitted by TRV hereunder, no Program, nor any elements or versions thereof, shall be exhibited within the Territory during the License Period by means of Television.

3.       Materials

         3.1 Grantor shall, at Grantor's expense, deliver to DCI, all of the program materials ("Materials") set forth in Exhibit B to the Attachment for each Program at the address set forth in the applicable Attachment, or such other address as TRV may designate, no later than the Delivery Date specified in such Attachment.

         3.2 TRV shall examine the Materials within sixty (60) days after receipt to determine if the Materials comply with all applicable TRV standards. If the Materials do not comply with such standards in any respect, TRV shall have the right to correct such defects at Grantor's reasonable cost, or to require Grantor to replace promptly the unacceptable Materials. TRV agrees that if, TRV determines, in its sole discretion, that time permits, it shall contact Grantor and require Grantor to replace promptly the unacceptable materials prior to undertaking to correct such defects itself. If TRV corrects the problem, TRV may either (i) offset the costs incurred by TRV against the License Fee payable to Grantor, or (ii) bill Grantor for such costs and Grantor shall promptly reimburse TRV for any such costs upon receipt of DCI's invoice. TRV may make such copies of the Materials as it shall require to exercise its rights hereunder.

         3.3 Delivery of all of the Materials by the Delivery Date for each Program is of the essence of this Agreement. In the event of any failure of timely delivery by Grantor, in addition to any other rights which it may have, TRV shall have the right to immediately terminate this Agreement as it relates to the applicable Program, or if DCI, in its discretion, elects to accept such Program, TRV may reschedule the start of the License Period, in DCI's sole discretion. The Materials delivered to TRV hereunder shall be duplicate copies, and TRV expressly disclaims liability for any damage or loss to any original master delivered by Grantor to DCI.

4.       Consideration

         4.1 TRV shall have no obligation to Grantor to exercise any or all of its rights hereunder, and for each Program, TRV shall have fully discharged its duties hereunder by paying Grantor the applicable License Fee specified in the Agreement.

         4.2 In making payment of the License Fee provided in the applicable Attachment, TRV shall withhold all taxes that may be required to be withheld. If TRV fails to withhold any taxes, TRV may (a) require Grantor to reimburse TRV in the amounts that should have been withheld; or (b) deduct the amounts that should have been withheld from future payments (if any).

5.       Incidental Rights

         5.1 DCI, its subsidiaries, affiliates, representatives and agents shall have the right:

                  (a) To advertise, promote, and publicize the Program, TRV and/or DCI's affiliated programming services worldwide in all media including theme parks ("Publicity"). Publicity may incorporate any elements from the Program and elements created by or for DCI. In connection therewith, Grantor will deliver to TRV

                                                              Exhibit A - Page 1
a reasonable quantity of publicity materials, including but not limited to pressbooks, artwork, slides and stills. DCI's right to use the publicity materials hereunder include, without limitation, use in connection with industry awards events which feature the Program during or after the License Period. No use hereunder shall constitute an endorsement of any other product or service.

                  (b) To edit, modify or alter the Program in any manner, including but not limited to the right to dub, subtitle and/or voiceover in any language and other customizations, and to include the Program as part of an anthology or series of programs under the Program's title or another title provided that any Program included as part of an anthology or series must be shown in its entirety. TRV shall own all elements it creates ("TRV Program Elements").

         5.2 Unless otherwise specified in the applicable Attachment, TRV shall have the right to edit, remove and/or reposition the Program credits, provided TRV will exhibit the customary credits (e.g., writer, producer, director, talent). TRV shall have the right to include credits for TRV production personnel in connection with the Program. The total running length of program credits, including TRV credits, shall not exceed thirty (30) seconds. Casual or inadvertent failure by TRV to accord any credit shall not be deemed a material breach. Upon written notice TRV shall take reasonable steps to prospectively cure any credit defect.

6.       Warranties

         Grantor hereby represents and warrants as follows:

         6.1 Grantor has the right to enter into this Agreement and perform all obligations hereunder.

         6.2 To the extent applicable and unless otherwise set forth in the applicable Attachment, each Program licensed hereunder shall be documentary in nature and shall not contain any endorsement of any product or service. In order to maintain DCI's worldwide reputation as a premier source of highly credible, non-fiction programming, all statements of fact contained in the Program(s) shall be true and accurate and shall be substantiated by adequate research in keeping with generally accepted standards for first-class documentary film makers. Moreover, all dramatizations and reenactments shall be clearly identified as such. Without limiting any additional rights TRV may have under this Agreement, Grantor shall assume all costs reasonably incurred by TRV in order to correct any factual inaccuracies contained in the Program as of the date of delivery.

         6.3 Grantor has paid or will pay all charges, taxes, license fees and other amounts that have been or may become owed in connection with each Program or the exercise of any rights granted herein, and there are no pending claims, liens, charges, restrictions or encumbrances on any Program or on such rights.

         6.4 The exercise of the rights granted herein by TRV and its successors, licensees, and assignees will not violate any law, regulation or right of any kind whatsoever or give rise to any actionable claim or liability. Each Program is free of any moral rights or comparable obligations to any third party.

         6.5 No claims have been made or are pending against Grantor or any other individual or entity arising out of any exhibition of the Program, if any such exhibition has been made.

         TRV hereby represents and warrants as follows:

         6.6 TRV has the right to enter into this Agreement and perform all obligations hereunder. The person executing this Agreement on behalf of TRV is fully empowered to do so.

         6.7 TRV shall exercise only those rights granted to TRV hereunder and shall not permit any use of the Programs in any manner which is inconsistent with the provisions of this Agreement.

         6.8 There is no present or threatened litigation which might impair TRV's ability to perform its obligations under this Agreement.

7.       Indemnity

         Each party shall at all times indemnify and hold harmless the other party, its affiliates, licensees, assignees and parent, subsidiary and affiliated companies, and the officers, directors, shareholders, employees and agents of all such entities against and from any and all claims, damages, liabilities, costs and expenses (including, without

                                                              Exhibit A - Page 2
limitation, reasonable outside counsel fees and disbursements) arising out of any breach or alleged breach by it of any representation, warranty or other provisions hereof. In the event of any claim or service of process upon a party involving the indemnification hereinbefore set forth, the party receiving such notice shall promptly notify the other of the claim. The indemnifying party will promptly adjust, settle, defend or otherwise dispose of such claim at its sole cost. If it so elects, the indemnified party shall have the right at its sole cost to engage its own counsel in connection with such claim. In the event that the indemnitee determines that the indemnitor is not diligently and continuously defending any such claim, the indemnitee shall have the right, on its own behalf and as attorney-in-fact for indemnitor, to adjust, settle, defend or otherwise dispose of such claim. Any costs incurred by the indemnitee in connection therewith shall be promptly reimbursed by the indemnitor, and if the indemnitor fails to so reimburse the indemnitee, the indemnitee shall be entitled to deduct such amounts from any other sums payable to the indemnitor under the Agreement.

8.       Protection of Copyright

         8.1 Grantor shall take all reasonable steps to protect all copyrights pertaining to each Program from infringement and will institute such action and proceedings as may be reasonable to prevent any unauthorized use, reproduction, exhibition or exploitation by third parties of each Program, or any part thereof, or the material on which the Program is based which may be in contravention of the rights granted to TRV hereunder.

         8.2 If Grantor elects not to take any action in the event of any infringement of copyright or of TRV's rights hereunder, Grantor shall so notify TRV promptly and TRV shall have the right, but not the obligation, to take such action as TRV shall deem reasonable in the circumstances. In the event that Grantor elects not to take any action in the event of any infringement of copyright or of TRV's rights hereunder, Grantor hereby appoints TRV its attorney-in-fact to act in its name to prevent any unauthorized use, reproduction, exhibition or exploitation of any Program or any part thereof. Any damages awarded or settlement payments made as a result of any action taken by TRV shall remain DCI's property.

9.       Insurance

         Grantor shall secure a policy of Producer's (Errors and Omissions) liability insurance applicable to the exhibition of the Program hereunder, having limits of at least $1,000,000 per occurrence, $3,000,000 in the aggregate, and a deductible of no more than $10,000, with respect to each loss or claim involving the same offending act, failure to act, or matter whether made by one or more persons and regardless of frequency of repetition relating to the Program and insuring Grantor against all liability assumed by Grantor hereunder. Such policy shall be secured at Grantor's own cost and shall be maintained throughout the License Period. The insurance obtained by Grantor pursuant to this paragraph 9 shall name TRV as an additional insured. Promptly after securing such policy but in no event later than the Delivery Date, Grantor shall furnish TRV with a customary certificate attesting to such insurance and outlining its terms and limits.

10.      Relationship of Parties

         Nothing contained in this Agreement shall create any partnership or joint venture between the parties. Neither party may make binding commitments on the part of the other, except as otherwise specifically agreed hereunder. This Agreement is not for the benefit of any third party not a signatory hereto and shall not be deemed to give any right or remedy to any such party whether referred to herein or not.

11.      Notices

         Notices shall be in writing and delivered by personal delivery; first class certified or registered mail, return receipt requested; U.S. Express mail, or an express overnight service (such as Federal Express); or telecopier (with confirmation and concurrent mailing), addressed as set forth in the Agreement or such other address designated by a party in writing. Notice shall be deemed to have been given when actually received.

12.      Default

         If Grantor defaults in the performance of any of its material obligations hereunder (with the exception of a default in delivery which is covered in paragraph 3.3 hereof) and such default shall not be cured within ten
(10) days after written notice thereof to Grantor, or if Grantor becomes insolvent, or if a petition under any bankruptcy act shall be filed by or against Grantor which petition, if filed against Grantor, shall not have been dismissed within sixty (60) days thereafter, or if Grantor executes an assignment for the benefit of creditors, or if a receiver is appointed for the

                                                              Exhibit A - Page 3
assets of Grantor, or if Grantor takes advantage of any insolvency or any other like statute (any of the above acts are hereinafter called "Event of Default"), then TRV may, in addition to any and all other rights which it may have against Grantor, terminate this Agreement by giving written notice to Grantor at any time after the occurrence of an Event of Default. Notwithstanding such termination, the indemnities, warranties and representations set forth herein shall remain in full force and effect.

13.      Miscellaneous

         13.1 This Agreement contains the entire understanding and supersedes all prior understandings between the parties relating to the subject matter herein and this Agreement cannot be changed or terminated except in a writing executed by both parties. This Agreement may not be assigned by either party without the prior written consent of the other. Notwithstanding the foregoing, either party may assign this Agreement to a parent, subsidiary or affiliate or to a company to which either party is sold or into which either party is merged or consolidated; provided such assignment shall not relieve the assigned party of its obligations hereunder. Each party will, upon the other's request, promptly furnish to the other copies of such agreements or other documents as the other may reasonably desire in connection with any provisions of this Agreement.

         13.2 All provisions hereof shall be kept strictly confidential by the parties and may not be disclosed without prior written consent (except that each party may disclose such matters, to the extent reasonably necessary, to its attorneys, auditors, consultants, shareholders and other fiduciaries, provided such fiduciaries commit in writing to abide by the confidentiality provisions set forth in this subparagraph). Grantor shall not issue any non-incidental or derogatory public or press statements about the Program in the Territory without DCI's prior written permission.

         13.3 If either party is materially hampered from performing hereunder by reason of any law, natural disaster, labor controversy, war, or any similar event ("Force Majeure") failure to perform shall not be deemed a breach of or default under this Agreement and neither party shall be liable to the other therefor. If a Force Majeure continues for more than four (4) weeks, then upon notice, TRV may terminate this Agreement as it relates to the applicable Program without further liability to Grantor, except for appropriate payment or adjustment in regard to payments to be made hereunder, if any, prior to termination.

         13.4 This Agreement shall be construed and enforced under the laws of the State of New York. Grantor and TRV hereby consent to and submits to the jurisdiction of the federal and state courts located in the State of New York. Grantor and TRV waive any defenses based upon lack of personal jurisdiction or venue, or inconvenient forum.

         13.5 If any provision herein is unenforceable then such provision shall be of no effect on any other provision hereof.

         13.6 No waiver of any breach hereof shall be deemed a waiver of any other breach hereof.

         13.7 Rights and remedies granted to TRV hereunder are cumulative. The exercise of one shall not diminish or affect any other rights or remedies at law or in equity. Grantor's sole remedy under this Agreement shall be an action at law for damages; Grantor shall not be entitled to equitable relief.

         13.8 Grantor acknowledges that the names and marks "DSC", "Discovery Channel", "TLC", and any other TRV (or any DCI subsidiary or affiliate) trademarks and any logos and variations incorporating the same, are as between Grantor and TRV the exclusive property of TRV and that Grantor has not and will not acquire any proprietary or exploitation rights thereto by reason of the Agreement unless expressly provided for herein.

                                                              Exhibit A - Page 4

                                    EXHIBIT B
                                  DEFINED TERMS

MEDIA

         (i) "DCI Services" shall mean any content services in which Discovery Communications, Inc. ("DCI") has an ownership interest or controls or shares control of content decisions, or to which DCI supplies content to be packaged with a DCI trademark or logo including the Discovery Channel logo, TLC logo, Animal Planet logo, Travel Channel logo, Discovery Health logo, Discovery Kids logo, discovery.com logo, Discovery HD Theater logo or any other DCI logo or trademark.

         (ii) "Direct Response Home Video" shall mean the distribution, licensing, sale, rental, and/or exploitation via any analog or digital medium (e.g., without limitation, video cassettes, DVDs, digital videodiscs, compact videodiscs or in any other analogous format now known or hereafter invented), directly to consumers via any DCI-controlled outlet (including, without limitation, any TRV Service, any DCI-controlled catalogue and any DCI-controlled retail store), for private viewing of the visual images and synchronized audio-track by means of playback device which causes a visual image on the screen of a television receiver, computer or comparable device, where both the playback device and the receiver are located in the same location.

         (iii) "Home Video" shall mean the distribution, licensing, sale, rental and/or exploitation via any analog or digital medium (e.g., without limitation, video cassettes, DVDs, digital videodiscs, compact videodiscs or in any other analogous format now known or hereafter invented), for private viewing of the visual images and synchronized audio-track by means of playback device which causes a visual image on the screen of a television receiver, computer or comparable device, where both the playback device and the receiver are located in the same location.

         (iv) "Institutional Non-Theatrical Media" shall mean the distribution, exhibition, licensing, sale, rental and/or exploitation on video cassettes, videodiscs, closed circuit or in any other analogous format, now known or hereafter invented, to schools, libraries, churches, museums, summer camps, private businesses and other markets customarily referred to as "school", "educational" "instructional" or "institutional"; provided, Institutional Non-Theatrical Media shall not include any distribution to any person, entity or venue (including but not limited to those described above) for any exploitation or exhibition to audiences where a charge for admission is made.

         (v) "Non-Standard Television" shall mean transmission to individual or multiple receivers by all means of technology, whether now existing or hereafter invented, other than Standard Television. "Non-Standard Television" shall include, without limitation, transmission by means of cable, direct broadcast satellite, pay DTT, LPTV, CATV, SMATV, MMDS, TVRO, microwave, wireless cable, online, DSL, ADSL, via file server, telephonic, scrambled UHF, super stations, and closed circuit television systems.

         (vi) "On-Line Rights" shall mean the right to reproduce, copy, modify, adapt, create derivatives, use or otherwise exploit all or any portion of the Program, elements and/or versions thereof in combination with or as a composite of other content of any nature, including but not limited to, text, data, photographs, illustrations and/or video or audio segments or any combination of the foregoing, and to transmit or deliver the resulting combination or composite product by means of any telecommunications system or any broadcast technology (whether now known or hereafter developed), whether analog or digital, capable of reception and display on and/or through electronic devices (e.g., personal computers, network computers, televisions, handheld devices, cell phones or other reception devices, whether now known or hereafter devised) using a central processing unit to access content, irrespective of whether such networks or devices are open or proprietary, public or private, or whether a fee is charged or a subscription or membership is required in order to access such networks or devices. For the avoidance of doubt, this encompasses, without limitation, any services distributed by means of the worldwide matrix of interconnecting computers using the TCP/IP protocols or subsequent technologies and/or protocols such as, but not limited to the "Internet" or "World Wide Web" or higher speed connections.

         (vii) "Standard Television" shall mean television distribution by a UHF or VHF television broadcast station or by unencrypted digital transmission, the video and audio portions of which are intelligibly receivable without charge by means of standard roof top or television set built-in antennas; provided, for purposes of this Agreement the broadcast like those in England by the BBC in which a license fee, tax or similar charge is made for use of a television shall be considered Standard Television. Without limiting the foregoing, Standard Television shall include conventional, over-the-air television as well as the collection of retransmission copyright royalties related thereto.

                                                              Exhibit B - Page 1

         (viii) "Television" shall mean all forms of Standard Television and Non-Standard Television.

         (ix) "Transportation Non-Theatrical Media" shall mean the distribution, licensing, sale, rental and/or exploitation on video cassettes, videodiscs or in any other analogous format, now existing or hereafter invented, to airline, rail, cruise and other markets customarily referred to as "in-flight" or "transportation" (including, without limitation, air, rail or cruise transportation bearing the flag of any country within the Territory or based in any country within the Territory, traveling to any country within or outside of the Territory).

                                                              Exhibit B - Page 2

TERRITORIES

         (i) "Africa Territory" shall mean Algeria, Angola, Benin, Botswana, Burkina Faso, Burundi, Cameroon, Cape Verde, Central African Republic, Chad, Comores Islands, Congo, Djibouti, Egypt, Equatorial Guinea, Eritrea, Ethiopia, Gabon, Gambia, Ghana, Guinea, Guinea Bissau, Ivory Coast, Kenya, Lesotho, Liberia, Libya, Madagascar, Malawi, Mali, Mascarenes Islands, Mauritania, Mayotte, Morocco, Mozambique, Namibia, Niger, Nigeria, Reunion, Rwanda, San Tome & Principe, Senegal, Seychelles, Sierra Leone, Somalia, South Africa, Sudan, Swaziland, Tanzania, Togo, Tunisia, Uganda, Western Sahara, Zaire, Zambia, Zimbabwe.

         (ii) "Canadian Territory" shall mean Canada, its territories, possessions, commonwealths, instrumentalities and protectorates.

         (iii) "Caribbean Territory" shall mean Anguilla, Antigua & Barbuda, Aruba, Bahamas, Barbados, Bermuda, British Virgin Islands, Cayman Islands, Cuba, Dominica, Dominican Republic, Grenada, Guadeloupe, Haiti, Jamaica, Martinique, Montserrat, Netherland Antilles, Puerto Rico, St. Lucia, St. Kitts & Nevis, St. Vincent & Grenadines, Trinidad & Tobago, Turks & Caicos Islands, U.S. Virgin Islands.

         (iv)     "Central/South Asian Territory" shall mean the following:
Afghanistan, Brunei, Cambodia, China, Hong Kong, Indonesia, Japan, Laos, Macao, Malaysia, Mongolia, Mauritius, Myanmar, North Korea, Papua New Guinea, Philippines, Seychelles Islands, Singapore, South Korea, Taiwan, Thailand, Vietnam.

         (v) "European Territory" shall mean Albania, Belgium, Bosnia, Bulgaria, Commonwealth of Independent States, Croatia, Cyprus, Czech Republic, Estonia, Finland, Greece, Hungary, Iceland, Kingdom of Denmark, Latvia, Lithuania, Luxembourg, Macedonia, Malta, Norway, Poland, Romania, Slovakia, Slovenia, Sweden, The Netherlands, Yugoslavia (also known as Serbia and Montenegro).

         (vi) "German Territory" shall mean Austria, Germany, Liechtenstein, Luxembourg, Switzerland, South Tyrol.

         (vii)    "Iberia Territory" shall mean Andorra, Portugal, Spain.

         (viii) "India Territory" shall mean Bangladesh, Bhutan, India, Maldives, Nepal, Pakistan, Sri Lanka.

         (ix) "Italy Territory" shall mean Capodistria, Italy, Malta, San Marino, Switzerland, Vatican City.

         (x) "Latin America Territory" shall mean Argentina, Belize, Bolivia, Brazil, Chile, Colombia, Costa Rica, Ecuador, El Salvador, Falkland Islands, French Guyana, Guatemala, Guyana, Haiti, Honduras, Mexico, Nicaragua, Panama, Paraguay, Peru, Suriname, Uruguay, Venezuela and the Caribbean Territory (as defined above).

         (xi) "Middle East Territory" shall mean Aramco, Bahrain, Cyprus, Iran, Iraq, Israel, Jordan, Kuwait, Lebanon, Oman, Palestine, Qatar, Saudi Arabia, Syria, Turkey, United Arab Emirates, Yemen.

         (xii) "North American Territory" shall mean the United States Territory and the Canadian Territory.

         (xiii) "Pacific Rim Territory" shall mean Australia, New Zealand, American Samoa, Cook Islands, Fiji, French Polynesia, Guam, Kiribati Islands, Marshall Islands, Micronesia, Nauru, New Caledonia, Niue, North Mariana Islands, Palau, Solomon Islands, Tonga, Tuvalu, Vanuatu, Wallis & Futuna Islands, Western Samoa.

         (xiv) "UK Territory" shall mean the United Kingdom of Great Britain, Northern Ireland, Eire, Isle of Man and the Channel Islands.

         (xv) "United States Territory" shall mean the United States, its territories, possessions, commonwealths, instrumentalities, protectorates and military bases.

                                                              Exhibit B - Page 3

                           ATTACHMENT FOR NEW PROGRAM
                              DATED AUGUST 22, 2003
                    TO MASTER AGREEMENT DATED AUGUST 22, 2003
         BETWEEN THE TRAVEL CHANNEL, L.L.C. ("TRV") AND WORLD POKER TOUR
                              L.L.C., ("Producer")
 located at 1041 North Formosa Ave, Formosa Building, Suite 99, West Hollywood,
                                    CA 90046

1.       PROGRAMS

                                   COM,
TITLE:                             RUN                                                           LICENSE               LICENSE
NAME          EPISODE              TIME                   MEDIA           TERRITORY               PERIOD                 FEE
---------------------------------------------------------------------------------------------------------------------------------
World Poker Tour:            13 x 120 minutes   Non-Standard Television   United         4 years, commencing on     $**
Season 2; A 13 event poker                      on any DCI Service        States         the earlier of (a) the     ($** per
league culminating in the                                                 Territory      first exhibition of the    episode for
World Poker Tour                                Transportation                           Episode in the United      thirteen (13)
championship. (14 episodes)                     Non-Theatrical Media (as                 States Territory; and (b)  Episodes
(each, an "Episode")                            defined below)                           the date which is sixty
                                                                                         (60) days after delivery
                                                                                         to and acceptance by TRV
                                                                                         of the Episode.

---------------------------------------------------------------------------------------------------------------------------------
Battle of Champions          1 x 120 minutes    Same as above             Same as above  Same as above              $**
(i.e. First Special)
---------------------------------------------------------------------------------------------------------------------------------
Ladies' Night                1 x 120 minutes    Same as above             Same as above  Same as above              $**
(i.e. Second Special)
---------------------------------------------------------------------------------------------------------------------------------
Hollywood  Home  Games #001  1 x 120 minutes    Same as above             Same as above  Same as above
(i.e.Third Special)                                                                                                 $**
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Hollywood Home Games #002    1 x 120 minutes    Same as above             Same as above  Same as above              $**
(i.e. Fourth Special)
---------------------------------------------------------------------------------------------------------------------------------
Hollywood Home Games #003    1 x 120 minutes    Same as above             Same as above  Same as above              $**
(i.e. Add'l Special #1)
---------------------------------------------------------------------------------------------------------------------------------
Hollywood Home Games #004    1 x 120 minutes    Same as above             Same as above  Same as above              $**
(i.e. Add'l Special #2)
---------------------------------------------------------------------------------------------------------------------------------
First   Additional Series    1 x 120 minutes    Same as above             Same as above  Same as above              $**
Episode
(i.e. PokerStars.com)
---------------------------------------------------------------------------------------------------------------------------------
Up to Three (3) Additional   1 x 120 minutes    Same as above             Same as above  Same as above              $** each
events and episodes
---------------------------------------------------------------------------------------------------------------------------------

2.       DELIVERY MATERIALS AND DATE(S)

                  The Episodes constituting the Program shall be photographed, mastered and delivered to TRV in accordance with Exhibits D ("Program Materials") and G ("Technical Specifications") attached thereto. The Program shall be produced in accordance with Exhibit F ("Production Schedule"). Producer acknowledges that timely delivery is of the essence with respect to the applicable Program. TRV acknowledges that timely payment of the License Fee and each portion thereof in accordance with the Payment Template and the Payment
Schedule is of the essence of this Agreement. For purposes of clarity, Producer acknowledges that Producer's remedy in the event of breach shall be limited by the terms of paragraph 13.7 of the Master Agreement and paragraph 17.Q. below.

3.       LICENSE FEE AND PAYMENT SCHEDULE

         The License Fee shall be payable in accordance with Exhibit C-1 ("Payment Template") and Exhibit C-2 ("Payment Schedule"). TRV has the right to withhold any payments respecting an Episode to Producer in the event Producer fails to deliver any of the Program Materials respecting such episode.

4.       ADDITIONAL REGULAR SEASON PROGRAMS

         A. Provided that TRV is not in material breach of this Agreement, TRV shall have five (5) consecutive, dependent, exclusive options (each, an "Option"), exercisable in TRV's discretion, to require Producer to produce and deliver to TRV, additional seasons of the Program (each, a "Season") of thirteen
(13) Episodes per Season (each, an "Additional Series Order", subject to Paragraph 7 below. TRV's Option for each Season expires on the date sixty (60) days prior to the date (the "Option Exercise Deadline") of commencement of production on the first poker tournament of the immediately following Season (the "Season Commencement Date") provided that Producer has informed TRV in writing of the Season Commencement Date at least one hundred and eighty days (180) prior to the Season Commencement Date. If Producer does not inform TRV of the Season Commencement Date at least one hundred and eighty days (180) prior to the Season Commencement Date, TRV shall have an extension on its Option Exercise Deadline equal to the number of days that notification of the Season Commencement Date is delayed (e.g., If the Season Commencement Date notification is ten (10) days late, the Option Exercise Deadline shall be moved to a date which is fifty (50) days prior to the Season Commencement Date). TRV may exercise the Option by notifying Producer in writing of its intention to exercise the Option on or before the Option Exercise Deadline. If TRV elects not to exercise the Option, or if TRV fails to exercise the Option by notifying the Producer in writing prior to or on the Option Exercise Deadline, then Producer shall have no further obligations to TRV with respect to subsequent Seasons, unless otherwise set forth herein, and TRV shall have no further rights with respect to subsequent Seasons, unless otherwise set forth herein. If an Option is exercised by TRV, all of the terms and conditions of this Agreement shall be equally applicable to each and all of the Episodes constituting the Additional Series Order and shall govern the respective rights, duties and obligations of the parties hereto with respect to each and all Additional Series Orders, except only as follows:

         (i) The applicable Treatment, Production Schedule, Program Materials and Payment Schedule for the Additional Series Orders shall be subject to TRV's approval with respect to each Additional Series Order; provided however in the event TRV requires changes in the Program Materials set forth in Exhibit D in such a manner as to cause Producer to incur additional cost, TRV shall agree to an increase in the License Fee to accommodate such additional cost, with such increase subject to TRV's approval (not to be unreasonably withheld). The applicable Payment Schedule for the Additional Series Orders shall be subordinate to the Payment Template (i.e. in the event of an inconsistency between the Payment Schedule and the Payment Template, the Payment Template shall control). Producer shall prepare and deliver the Production Schedule to TRV, which such Production Schedule shall be approved by TRV within ten (10) business days after receipt from Producer. Within one (1) week after the Production Schedule for each Additional Series Order is approved by TRV, TRV shall prepare and deliver to Producer a Payment Schedule (made in accordance with the terms of the Production Schedule and the Payment Template) for the applicable Additional Series Order, and Producer shall have approval rights over such Payment Schedule (not to be unreasonably withheld; provided that, if for any reason the Payment Schedule is not prepared and/or approved prior to the accrual of Payment A in accordance with the Payment Template, TRV shall pay the Payment A amount to Producer in accordance with the Payment Template.

         (ii) The applicable License Fee for the Additional Series Orders with respect to each Season shall increase by ** percent (**%) (on a per episode basis, including Additional Series Episodes) over the amount of the License Fee in the immediately preceding Season for such Episodes, or Additional Series Episodes, as applicable. Producer acknowledges and agrees that Producer will maintain first-class production values in keeping with current cable television industry standards at the time of production taking into account the TRV-approved budget.

         B. In the event that Producer continues to organize the World Poker Tour events but gives TRV notice in writing within one hundred eighty
(180) days subsequent to TRV's exercise of the Option for an Additional Series Order, that Producer does not intend to produce any Programs or Specials (which such election by Producer shall not be a breach of this Agreement) in connection with such Season, TRV, at its election, shall have the right to contract with another production entity to produce the Programs respecting that Season and Specials relating thereto (each, a "TRV Produced Program", collectively, the "TRV Produced Programs"). Producer shall grant to TRV a license to use the World Poker Tour name and marks in a manner consistent with the rights granted to TRV in this Agreement for the exploitation of the TRV Produced Programs, along with all other intellectual property rights necessary to comply with the terms of this Agreement and to produce programs consistent with the quality, theme and content of the Programs, subject to TRV editorial control. In such a case, TRV shall own all Television and Non-Theatrical Rights in these TRV Produced Programs throughout the world, in perpetuity. Producer shall be entitled to a license fee of USD$** for each calendar year in which TRV exploits, or permits a third party to exploit, the Television rights in and to a TRV Produced Program, payable to Producer within thirty (30) days of the initial broadcast of each such TRV Produced Program in each such calendar year. All other rights shall be negotiated in good faith between the parties provided that TRV shall have a right of first negotiation and last refusal for such rights (as defined in Paragraph 7 below).

5.       SPECIALS

         For each Option for an Additional Series Order, exercised by TRV, and in addition to the Episodes constituting the Additional Series Order, TRV hereby orders and Producer agrees to produce and deliver to TRV to order four (4) specials relating to the Program (each, a "Special") of up to two (2) hours in commercial length. The parties agree to negotiate in good faith respecting the creative content of the Specials which may consist of new events, provided however that TRV shall have the right of final approval over such creative content. All of the terms and conditions hereof shall be equally applicable to each and all of the Specials and shall govern the respective rights, duties and obligations of the parties hereto with respect to each and all of such Specials, except only as follows:

         (i) The applicable Treatment, Production Schedule, Program Materials and Payment Schedule for the Specials shall be subject to TRV's approval with respect to each Special; provided however in the event TRV requires changes in the Program Materials set forth in Exhibit D in such a manner as to cause Producer to incur additional cost, TRV shall agree to an increase in the License Fee to accommodate such additional cost, with such increase subject to TRV's approval (not to be unreasonably withheld). The applicable Payment Schedule for the Specials shall be subordinate to the Payment Template (i.e. in the event of an inconsistency between the Payment Schedule and the Payment Template, the Payment Template shall control). Producer shall prepare and deliver the Production Schedule to TRV, which such Production Schedule shall be approved by TRV within ten (10) business days after receipt from Producer. Within one (1) week after the Production Schedule for each applicable Special is approved by

TRV, TRV shall prepare and deliver to Producer a Payment Schedule (made in accordance with the terms of the Production Schedule and Payment Template) for the applicable Special, and Producer shall have approval rights over such Payment Schedule (not to be unreasonably withheld or delayed); provided that, if for any reason the Payment Schedule is not prepared and/or approved prior to the accrual of Payment A in accordance with the Payment Template, TRV shall pay the Payment A amount to Producer in accordance with the Payment Template.

         (ii) The Parties acknowledge and agree that with respect to Season II, "Travel Channel's World Poker Tour Battle of the Champions" shall be deemed the "First Special" (i.e. 1 of 4), that the applicable License for such First Special shall be $**, and that the First Special shall be produced, delivered, and exploited in accordance with Amendment Number 2 to Season 2 Term Sheet, dated as of November 3, 2003 ("Specials Amendment"), between the Parties hereto, a copy of which is attached hereto as Exhibit I.

         (iii) The Parties acknowledge and agree that with respect to Season II, "Ladies' Night" shall be deemed the "Second Special" (i.e. 2 of 4), and that the applicable License Fee for such Second Special shall be $**.

         (iv) The Parties acknowledge and agree that with respect to Season II, "World Poker Tour's Hollywood Home Games #1" shall be deemed the "Third Special" (i.e. 3 of 4), and that the applicable License Fee for such Third Special shall be $**.

         (v) The Parties acknowledge and agree that with respect to Season II, "World Poker Tour's Hollywood Home Games #2" shall be deemed the "Fourth Special" (i.e. 4 of 4), and that the applicable License Fee for such Fourth Special shall be $**.

         (vi) The applicable License Fee for the Specials to be produced in connection with Additional Series Orders shall be negotiated between the parties in good faith based on the actual needs of production but in no event shall such License Fee be less than the amount or increase by five percent (5%) over the amount of the License Fee negotiated for the last Special of similar length in the immediately preceding Season ordered pursuant to this Agreement (unless otherwise agreed to by the parties at such time). The parties acknowledge that the current License Fee for Specials is ** Dollars ($**) per two hour special and ** Dollars ($**) per one hour special. Producer acknowledges and agrees that Producer will maintain first-class production values in keeping with current cable television industry standards at the time of production taking into account the TRV-approved budget.

6.       ADDITIONAL SPECIALS

         Producer and TRV have agreed that in addition to Specials, TRV orders and Producer shall deliver to TRV the following additional Specials (i.e. a Special in addition to the four (4) Specials described in Paragraph 5) for Season II only. to be governed by the terms of this Agreement (each such additional special shall be referred to herein as an "Additional Special"):

the "First Additional Special" and the "Second Additional Special" (as such terms are defined below). For purposes of clarity, there shall be no obligation on TRV to agree to order any further Additional Specials, and there shall be no obligation on Producer to deliver any further Additional Specials pursuant to this Agreement. All of the terms and conditions of this Agreement hereof shall be equally applicable to each and all of the Specials and shall govern the respective rights, duties and obligations of the parties hereto with respect to each and all of such Additional Specials, except only as follows:

         (i) The applicable Treatment, Production Schedule, Program Materials and Payment Schedule for the Additional Specials shall be subject to TRV's approval with respect to each Additional Special; provided however in the event TRV requires changes in the Program Materials set forth in Exhibit D in such a manner as to cause Producer to incur additional cost, TRV shall agree to an increase in the License Fee to accommodate such additional cost, with such increase subject to TRV's approval (not to be unreasonably withheld). The applicable Payment Schedule for the Additional Specials shall be subordinate to the Payment Template (i.e. in the event of an inconsistency between the Payment Schedule and the Payment Template, the Payment Template shall control). Producer shall prepare and deliver the Production Schedule to TRV, which such Production Schedule shall be approved by TRV within ten (10) business days after receipt from Producer. Within one (1) week after the Production Schedule for the Additional Specials is approved by TRV, TRV shall prepare and deliver to Producer a Payment Schedule (made in accordance with the terms of the Production Schedule and the Payment Template) for the applicable Additional Special, and Producer shall also have approval rights over such Payment Schedule (not to be unreasonably withheld; provided that, if for any reason the Payment Schedule is not prepared and/or approved prior to the accrual of Payment A in accordance with the Payment Template, TRV shall pay the Payment A amount to Producer in accordance with the Payment Template.

         (ii) The parties acknowledge and agree that with respect to Season II, "World Poker Tour's Hollywood Home Games #3" shall be deemed an Additional Special (the "First Additional Special") and that the applicable license fee for such First Additional Special shall be $**.

         (iii) The parties acknowledge and agree that with respect to Season II, "World Poker Tour's Hollywood Home Games #4" shall be deemed an Additional Special (the "Second Additional Special") and that the applicable license fee for such Second Additional Special shall be $**.

7.       ADDITIONAL SERIES EPISODES WITHIN SEASON

         A. Producer shall have the right, but not the obligation, to increase the number of events constituting the World Poker Tour in each Season, and, in the event that Producer is successful at adding one or more events with Casino(s) that are identified as one of the "Pre-Approved Events" (as defined below), or another Casino and event approved by TRV, for a given Season, then the related number of Episodes constituting the Program respecting such

Season shall increase by the number of Events and Episodes added pursuant to this Paragraph (each such added Episode, an "Additional Series Episode"); provided that, in no event shall there by more than four (4) Additional Series Episodes, unless otherwise agreed to by the parties (i.e. for a total of 17 Episodes, 16 events and the Championship).

         B. TRV hereby pre-approves the following Casinos and or events as potential Additional Series Episodes (the "Pre-Approved Events"): (a) Trump Taj Mahal (Atlantic City) - United States Poker Championship; (b) Crown Casinos (Australia) - Crown Australasian Poker Championship; (c) PokerStars.com (Pacific Cruise) PokerStars Atlantic Adventure; (d) Sands Casino (Atlantic City) - The Million Dollar Deal; (e) Paradise Poker.com (Costa Rica) Poker in Paradise; (f) Harrah's New Orleans - Marti Gras of Poker; provided that TRV acknowledges that the names (and locations for cruise and Costa Rica tournaments) may change; provided that Producer agrees to attempt to add Pre-Approved Events (a) through
(c), prior to entering into negotiations with Pre-Approved Event (d).

         C. TRV shall have pre-approval over any change in the name or identity of a Pre-Approved Event; which such approval shall not unreasonably be withheld by TRV.

         D. The License Fee respecting each Additional Series Episode shall be $** (subject to increase pursuant to Paragraph 4(a)(ii)).

         E. The applicable Treatment, Production Schedule, Program Materials and Payment Schedule for the Additional Series Episodes shall be subject to TRV's approval with respect to each Additional Series Episode; provided however in the event TRV requires changes in the Program Materials as set forth in Exhibit D in such a manner as to cause Producer to incur additional cost, TRV shall agree to an increase in the License Fee to accommodate such additional cost, with such increase subject to TRV's approval (not to be unreasonably withheld). The applicable Payment Schedule for the Additional Series Episodes shall be subordinate to the Payment Template (i.e. in the event of an inconsistency between the Payment Schedule and the Payment Template, the Payment Template shall control). Producer shall prepare and deliver the Production Schedule to TRV, which such Production Schedule shall be approved by TRV within ten (10) business days after receipt from Producer. Within one (1) week after the Production Schedule for each Additional Series Episode is approved by TRV, TRV shall prepare and deliver to Producer a Payment Schedule (made in accordance with the terms of the Production Schedule and the Payment Template) for the applicable Additional Series Episode, and Producer shall have approval rights over such Payment Schedule (not to be unreasonably withheld; provided that, if for any reason the Payment Schedule is not prepared and/or approved prior to the accrual of Payment A in accordance with the Payment Template, TRV shall pay the Payment A amount to Producer in accordance with the Payment Template.

         F. Producer acknowledges and agrees that Producer will maintain first-class production values in keeping with current cable television industry standards at the time of production taking into account the TRV-approved budget.

         G. The parties agree that Producer has elected to add the PokerStars.com event to the Tour, and that the PokerStars.com event shall be the first Additional Series Episode (i.e. the "First Additional Series Episode").

         H. In the event that two (2) or more Additional Series Episodes are produced in a Season (i.e. if the total number of events and related Episodes is fifteen (15) or more for a Season) then the number of Specials required to be ordered by TRV, and to be produced by Producer, pursuant to Paragraph 5 of this Agreement shall be reduced to three (3) for such Season.

8.       ADDITIONAL WPT PROGRAMS / FIRST NEGOTIATION, LAST REFUSAL

         A. If TRV exercises its fifth Option under Paragraph 4 above (for the Season 7 Programs), and provided that TRV is not in material breach of this Agreement, TRV shall have an exclusive right of first negotiation and last refusal with respect to the development and/or production of any additional program(s) covering or presenting World Poker Tour tournaments (e.g., World Poker Tour VIII) ("Additional WPT Program(s)"). Producer agrees to notify TRV in writing in the event Producer (either itself or through any other entity) elects to produce any Additional WPT Program(s), one hundred and eighty (180) days prior to beginning of the applicable WPT event, thus triggering TRV's right of first negotiation and last refusal. The parties shall negotiate exclusively for a period of sixty (60) days after TRV's receipt of such notice (the "Exclusive Negotiation Period") with respect to the terms and conditions for TRV's participation in the exploitation of such Additional WPT Program(s).

         B. If TRV notifies Producer that it is no longer interested in the Additional WPT Program(s) or the foregoing negotiations between the parties with respect to such Additional WPT Program(s) do not result in an agreement, Producer shall thereafter be free to enter into negotiations with any third party with respect to such Additional WPT Program(s), provided, Producer will notify TRV in writing of the material terms of any third-party offer Producer would like to accept, and TRV shall thereafter have a period of fifteen (15) days to match and preempt such offer by giving Producer written notice of its acceptance of the material terms contained in the notice to TRV. If TRV fails to match and preempt the third-party offer, Producer will be free to accept such third-party offer. In the event the third-party offer shall not materialize into an agreement with the third party, the last refusal rights of TRV shall be in full force and effect with respect to any succeeding third-party offer(s). However, in the event the third-party offer does materialize into an agreement with the third party, the rights of first negotiation and last refusal of TRV shall terminate, and Producer shall have no further obligations, unless otherwise set forth herein, and TRV shall have no further rights with respect to any Additional WPT Programs, unless other wise set forth herein.

9.       ADDITIONAL NON-WPT PROGRAMS / FIRST NEGOTIATION, LAST REFUSAL

         A. Provided that TRV is not in material breach of this Agreement, TRV shall have an exclusive right of first negotiation and last refusal with respect to the development and/or production of any additional program(s) covering or presenting poker tournaments that are not related to the World Poker Tour ("Additional Non-WPT Program(s)"). Producer agrees to notify TRV in writing in the event Producer (either itself or through any other entity) elects to produce any Additional Non-WPT Program(s). The parties shall negotiate exclusively for a period of sixty (60) days after TRV's receipt of such notice (the "Exclusive Negotiation Period") with respect to the terms and conditions for TRV's participation in the exploitation of such Additional Non-WPT Program(s).

         B. If TRV notifies Producer that it is no longer interested in the Additional Non-WPT Program(s) or the foregoing negotiations between the parties with respect to such Additional Non-WPT Program(s) do not result in an agreement, Producer shall thereafter be free to enter into negotiations with any third party with respect to such Additional Non-WPT Program(s), provided, Producer will notify TRV in writing of the material terms of any third-party offer Producer would like to accept, and TRV shall thereafter have a period of fifteen (15) days to match and preempt such offer by giving Producer written notice of its acceptance of the material terms contained in the notice to TRV. If TRV fails to match and preempt the third-party offer, Producer will be free to accept such third-party offer. In the event the third-party offer shall not materialize into an agreement with the third party, the last refusal rights of TRV shall be in full force and effect with respect to any succeeding third-party offer(s). However, in the event the third-party offer does materialize into an agreement with the third party, the rights of first negotiation and last refusal of TRV shall terminate, and Producer shall have no further obligations, and TRV shall have no further rights with respect to any Additional Non-WPT Programs.

10. FIRST NEGOTIATION/LAST REFUSAL RESPECTING ACQUISITION OF RIGHTS TO WORLD POKER TOUR

         A. In the event that Producer decides not to organize any future World Poker Tour Events, Producer shall give TRV formal notice in writing of such election within one hundred eighty (180) days of Producer's such decision and, provided that TRV is not in material breach of this Agreement, TRV, at its election, shall have the right of first negotiation and last refusal to acquire all rights to the World Poker Tour Event ("Acquisition") so that TRV may continue organizing the World Poker Tour Event without Producer's participation. The parties shall negotiate exclusively for a period of sixty (60) days after TRV's receipt of such notice (the "Exclusive Negotiation Period") with respect to the terms and conditions for TRV's Acquisition.

         B. If TRV notifies Producer that it is not interested in pursuing the Acquisition, or the foregoing negotiations between the parties with respect to the Acquisition do not result in an agreement, Producer shall thereafter be free to enter into negotiations with any third party with respect to such Acquisition, provided, Producer will notify TRV in writing of the material terms of any third-party offer Producer would like to accept, and TRV shall thereafter have a period of fifteen (15) days to match and preempt such offer by giving Producer written notice of its acceptance of the material terms contained in the notice to TRV. If TRV fails to match and preempt the third-party offer, Producer will be free to accept such third-party offer. In the event the third-party offer shall not materialize into an agreement with the third party, the last refusal rights of TRV shall be in full force and effect with respect to any succeeding third-party offer(s). However, in the event the third-party offer does materialize into an agreement with the third party, the rights of first negotiation and last refusal of TRV shall terminate.

11.      HOLDBACK

         Except as authorized by TRV hereunder, neither the Program, nor any elements thereof (including outtakes) or versions thereof shall be exhibited on Television in the United States Territory prior to or during the License Period. Notwithstanding the foregoing, TRV acknowledges and agrees that, in the event that TRV is not involved in the production of the Additional Programs, Producer shall have the right to use up to three minutes (3:00) of consecutive footage and up to five minutes (5:00) of footage in the aggregate from the Program in, or in connection with, such Additional Program for exploitation on Television in the United States Territory during the License Period. Notwithstanding the foregoing, Producer may utilize clips from the Program in the promotion of the Tour on Television in the United States Territory during the License Period, provided that no individual clip exceeds 2 minutes of consecutive footage or seven (7) minutes of footage in the aggregate, without TRV's prior written approval. Producer shall include the Travel Channel bug or a constant Chyron on such promotional clips where practicable, provided that TRV shall have the right to cause Producer to remove the bug or Chyron at TRV's request (Provided that such removal shall be done on a prospective basis). Notwithstanding anything to the contrary contained herein, and only with regards to online exploitation of clips from the Program, Producer may use clips of up to five (5) consecutive minutes and of up to ten (10) minutes in the aggregate for promotional purposes only. Any other online use shall require TRV's prior written approval.

12.      PREMIERE STATUS

         Producer represents and warrants that the Program has not been and will not be exhibited on any form of Television prior to the commencement of the License Period and TRV shall have the world premiere of each Episode constituting the Program provided that TRV exhibits such Episode within ninety
(90) days of delivery to and acceptance by TRV of the final Program Materials deliverable hereunder for such Episode, such acceptance not to be unreasonably withheld or delayed.

13.      CREDITS

         A. The parties agree that the Program and all versions thereof shall contain the production credit for TRV and Producer as set forth below in all media in the Territory. At its option and expense, TRV may substitute another TRV-affiliated entity in the production credit or remove its credit.

                PRODUCED BY WORLD POKER TOUR FOR TRAVEL CHANNEL

         B. The parties agree that the Program and all versions thereof shall contain the production credit for TRV in the end titles as set forth below in all media outside of the Territory. At its option and expense, TRV may substitute another TRV entity in the production credit or remove its credit.

         PRODUCED BY WORLD POKER TOUR IN ASSOCIATION WITH TRAVEL CHANNEL

         C. Producer shall receive an on-screen logo credit in the Program.

         D. Steven Lipscomb shall receive sole Executive Producer credit in the Program and sole "Created By" credit in the Program. Notwithstanding the foregoing, TRV shall be entitled to include a Network Executive Producer credit in the TRV credits section of the Program.

         E. Producer may remove the TRV credit outside of the United States Territory only if Producer can provide a written explanation to TRV that demonstrates to TRV that the TRV credit would prevent sales of the Program to a third party.

         F. TRV agrees not to remove any of the credit categories listed in the Credit Exhibit attached hereto ("Exhibit E"). Producer may modify the persons entitled to such credits based on the contributions made in connection with each Episode, provided that such modification(s) will not materially extend the length of the credits. Nothing herein shall restrict TRV's ability to reposition or speed up the credits as set forth in the Master Agreement.

14.      SPONSORSHIPS

         A.       **

**

         B. TRV shall have the exclusive right to sell all other audio visually represented sponsorships in the Program (e.g., the Amazon Poker Lingo). Producer will work with TRV to organically integrate these opportunities into the graphics of the show. TRV and Producer agree and acknowledge that all such sponsorships incorporated into the Program shall be incorporated in such a manner to be removable for international television distribution. Any and all additional out-of pocket costs for such integration which take place outside of the TRV-approved production budget will be borne exclusively by TRV (in addition to and separate from any fees paid hereunder). It is understood that no in-show placement/integration opportunity will be sold by TRV in the categories of hotels, casinos or on-line gaming. For purposes of clarity, this paragraph shall not be construed to restrict TRV's ability to sell traditional commercial spots to these categories during broadcast of World Poker Tour shows on TRV, except that TRV agrees not to sell "billboards" in the categories of on-line gaming, casinos, and hotels. Subject to the restrictions above, TRV shall have the exclusive right to sell all other television/on-air sponsorships/media in the Series in the Territory.

         C. The parties acknowledge and agree that certain sponsorship rights have been accorded to Anheuser-Busch in accordance with that certain Amendment Number 3 to Season 2 Term Sheet dated as of November 12, 2003 ("Anheuser-Busch Amendment"), between the parties hereto, a copy of which is attached hereto as Exhibit J.

15.      PROMOTION

         Producer shall be permitted to incorporate two tosses to Travel Channel's website into each Episode, which such website shall include a page co-branded with TRV and WPT (the "TRV Site"), and which such tosses shall be subject to TRV's approval. The TRV Site will contain prominent links to the World Poker Tour web site, the placement and number of such links to be determined by TRV in its sole discretion. For purposes of clarity and notwithstanding the foregoing, Producer acknowledges and agrees that, in the event that the World Poker Tour website at any time includes the ability to engage in illegal online gambling, TRV shall no longer be required to provide any links to the World Poker Tour website. TRV acknowledges that it does not have the right to use the WPT name, trademark, logo, and/or images in any co-promotion of the Program with an external third party (other than the use of the title of the Series and for the promotion thereof) without the express written consent of Producer, which such consent shall not be unreasonably withheld. For the avoidance of doubt, Producer acknowledges and agrees that nothing in this paragraph shall restrict TRV's right to use the name or logo "World Poker Tour" (as such name or logo is used as title of the Series) for TRV's promotion of the Series or the TRV networks, including advertising with third parties (for purposes of clarity, TRV's right to use the World Poker Tour name or logo as set forth herein shall not extend to using the World Poker Tour name or logo as such name or logo relates to the World Poker Tour entity apart from the Program in any manner that would imply sponsorship by the World Poker Tour entity of a third party). Notwithstanding anything to the contrary herein, and subject to TRV's right to use the WPT name and logos as set forth in the preceding sentence, TRV acknowledges and agrees that it shall not use the WPT name logo, images or other intellectual property in a manner that connotes the WPT's endorsement of a third party name or brand.

16.      REVENUE SHARING

         A.       ** percent (**%) of Producer's "Adjusted Gross Revenues"
(as such term is defined in Exhibit H) from exploitation of Television Rights, Home Video Rights, Institutional and Transportation Non-Theatrical Rights, Publishing Rights and Merchandising Rights (as such terms are defined in this Agreement) in and to the Programs outside the United States Territory ** ("TRV's Participation"). Upon termination of this Agreement, TRV Participation in the Merchandising Rights and Publishing Rights (as defined below) shall be based on the following formula:

**

provided that, notwithstanding the foregoing reduction, in no event shall TRV's Participation be reduced to less than **% of Merchandising and Publishing markets prior to the point in time that is twenty (20) years after the deal is terminated;

and in no event shall TRV's Participation in the exploitation of the Institutional and Transportation Non-Theatrical rights, Home Video Rights or Television outside the Territory be reduced after termination of this Agreement.

         B. "Merchandising Rights" shall mean the distribution, licensing, sale or other exploitation of tangible goods that utilize names, likenesses or characteristics of artists in their roles, or other personnel, materials or services included in the Program or any episode, or the title, props, sets, expressions or other elements of the Program, and that are made for sale to the general public. For clarity, Merchandising Rights do not include Publishing Rights and Home Video Rights, services, or commercial tie-in rights.

         C. "Publishing Rights" shall mean production, manufacture or other exploitation, by means of text, still photo and/or still illustration in any format now known or hereafter developed (including, without limitation, books, magazines and newsletters and customary subsidiary rights such as paperback reprints, book club publications, audio recordings, etc.).

17.      ADDITIONAL PROVISIONS

         A. For purposes of this Attachment, "Transportation Non-Theatrical Media" shall mean the distribution, licensing, sale, rental and/or exploitation on video cassettes, videodiscs or in any other analogous format, now existing or hereafter invented, to airline, rail, cruise and other markets customarily referred to as "in-flight" or "transportation" (including, without limitation, air, rail or cruise transportation bearing the flag of any country within the Territory or based in any country within the Territory, traveling to any country within or outside of the Territory).

         B. Notwithstanding anything to the contrary herein, TRV acknowledges and agrees that Producer shall be allowed to provide banner space to its member casinos, around the WPT final table (subject to the restrictions of Paragraph 17.P. below). TRV shall have the right to preapprove any such banner space and the content of such banners for the casinos in its sole discretion, provided that such approval shall not be unreasonably withheld. TRV hereby pre-approves Aviation Club de France, Bellagio, The Bicycle Casino, Borgata, Ultimate Bet's Ultimate Poker Classic, Foxwoods, Horseshoe Casino, Gold Strike Casino, Commerce Casino, WPT Invitational, Bay 101, Party Poker's Party Poker Million, Reno Hilton, WPT Championship, and Crown Casinos Australia; Trump Taj Mahal; Sands Casino; Pokerstars.com; Paradise Poker.com; and Harrah's New Orleans. For purposes of clarity, the manner and placement of such banners shall be subject to TRV's editorial approval, which shall not be exercised unreasonably.

         C. If TRV does not exhibit each Episode of the Program at least two (2) times by the latter of: (a) October 31st of the year in which each Episode is delivered and accepted by TRV, or (b) the date three (3) months after delivery and acceptance of the final Episode of the Program for that Season to TRV then, upon TRV's receipt of written notice from Producer, TRV's Non-Standard Television rights and Transportation Non-Theatrical rights shall become non-exclusive.

         D. Producer acknowledges that TRV deems the provision by Producer of the personal services of Steve Lipscomb as Executive Producer all times during and in connection with the production of the Program is of the essence of this Attachment and a material inducement to TRV entering into this Attachment.

         E. Notwithstanding anything to the contrary herein or in the Master Agreement, TRV shall have the right to creative and editorial input throughout, and approval over, all aspects of pre-production, production, post-production and completion of the Program (the "Production Activities"). TRV may be present during the Production Activities and shall designate person(s) as representative(s) for production approvals required herein. Materials submitted for approval shall be clearly indicated as such. TRV approvals shall be exercised within ten (10) business days of receipt of material, except TRV shall have a reasonable amount of time to approve final delivery of all Program Materials; silence shall not be deemed an approval.

         F. The Program shall be delivered to TRV free of encumbrances (other than music performance society payments to ASCAP, BMI, SESAC and each of their foreign affiliates) including, without limitation, liens, security interests, collective bargaining agreements, residual or reuse obligations and moral rights or attribution obligations so that TRV may exercise its rights hereunder without any payments or obligations to any third party. Producer shall obtain written releases and/or licenses for all elements in the Program (e.g. stock footage and photos, people, music, graphics and other artwork, trademarks and locations) as necessary to ensure that the Program is in compliance with the preceding sentence ("Written Releases"). Producer may not include in the Program any encumbered elements without prior written approval from TRV.

         G. For purposes of clarity, Producer shall be entitled to promote and publicize the World Poker Tour event itself or the individual events comprising the World Poker Tour. Producer acknowledges and agrees that TRV shall have the exclusive right to control the promotion and publicity regarding the Program. TRV shall consult with Producer with regards to the form and content of press releases created by TRV regarding the Program.

         H. TRV acknowledges and agrees that it has not, as a result of this Agreement, or as a result of its exercise of any of its editorial approvals hereunder, acquired an ownership interest in whole or in part in the Program or the copyright therein.

         I. For purposes of clarity, TRV acknowledges and agrees that paragraph 1 of Exhibit A of the Master Agreement shall not apply to this Attachment.

         J. TRV acknowledges and agrees that it shall not have the right to repurpose this Program.

         K.       TRV acknowledges and agrees that the provisions of paragraph
6.2 of Exhibit A of the Master Agreement shall only apply to the extent that factual statements are being made by a narrator, host, in a voiceover, or through on-screen graphics but shall not apply to statements made by tournament participants.

         L. TRV will have the right to approve the talent used for the Program, Episodes covered by such Additional Series Order and Specials (e.g., approval over the Program announcers and host(s)), consistent with the TRV-approved budgets and talent availability. TRV acknowledges that it has already approved Vincent Van Patten, Shana Hiatt and Mike Sexton as talent for the Program provided that the talent agreements are consistent with this Agreement unless otherwise pre-approved by TRV in writing. TRV acknowledges and agrees that Vince Van Patten's talent agreement may be limited to two, rather than five, options.

         M. Producer represents and warrants that it entered into long-term agreements with the relevant individual tournaments that will make it possible to maintain a World Poker Tour consisting of the same event (or comparable events if pre-approved by TRV) as the event contemplated under this Agreement.

         N. TRV hereby pre-approves Producer to do a trade-out with a TRV-approved airline to help defray travel costs to the production, and Producer shall be allowed include a credit and an audio mention (i.e. "promotional consideration provided by"), subject to TRV's approval, at the end of the applicable Program Episode.

         O. Producer acknowledges and agrees that all tournaments shall be overseen by an independent tournament director and with regards to the Specials or Additional Specials, Producer shall hire an independent tournament director subject to TRV's prior approval.

         P. Without limiting TRV's editorial rights in and to the Program and for purposes of clarity, Producer acknowledges and agrees that TRV's editorial rights include the right to pixilate, blur and/or remove audio and/or visual elements of the Program.

         Q.       In the event of a material breach, Company shall have fifteen
(15) days from notification by Producer of such breach to cure such breach. In addition, the parties acknowledge and agree that, notwithstanding the provisions of Paragraph 12 of Exhibit A to the Master Agreement, Producer's right to cure as set forth in such Paragraph 12 shall be increased from ten (10) days to fifteen (15) days from notification to Producer.

18.      INCLUSION OF STANDARD TERMS AND CONDITIONS

         The parties agree that except as expressly modified hereby, the Master Agreement shall be ratified, confirmed and included herein. In the event of any inconsistency between the terms of this Attachment and the Master Agreement, the terms of this Attachment shall govern. The parties agree that the terms of the Master Agreement, as modified hereby, and the Specials

Amendment and the Anheuser-Busch Amendment express the entire agreement between TRV and Producer and shall replace and supersede all prior arrangements and representations, either oral or written, including without limitation, the Term Sheet, as to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto hereby execute this Attachment as of the date first specified above.

WORLD POKER TOUR, L.L.C                    THE TRAVEL CHANNEL, L.L.C.

By: /s/ Steven Lipscomb                    By: /s/ William M. Campbell
    ------------------------------             --------------------------------

Printed Name: Steven Lipscomb                  Printed Name: William M. Campbell

Title: Chief Executive Manager                 Title: President, U.S. Networks

Date: February 19, 2004                        Date: February 20, 2004

              PART OF AGREEMENT BETWEEN THE TRAVEL CHANNEL, L.L.C.
                           AND WORLD POKER TOUR L.L.C.
                           DATED AS OF AUGUST 22, 2003

                                   EXHIBIT C-1

                                PAYMENT TEMPLATE

The Payment Schedule for each Season and each Episode, Special, Additional Special or Additional Series Episode, as the case may be, to be produced pursuant to this Agreement shall be as follows:

PAYMENT A -- **% of the total License Fee for each Episode, Special and Additional Special, as applicable: Payment to Producer: (a) within fourteen (14) days of Producer's execution of this Agreement, in connection with Episodes, Specials and Additional Specials produced in connection with Season II, (b) within fourteen (14) days of TRV's receipt of insurance policies required to be delivered pursuant to the Program Materials in connection with Episodes to be produced in connection with each Additional Series Order (if applicable) and only subsequent to TRV's exercise of any Option pursuant to Paragraph 4(A) of the Agreement, if ever; and (c) within fourteen (14) days of TRV's receipt of insurance policies required to be delivered pursuant to the Program Materials in connection with each Special and Additional Special (as applicable) to be produced pursuant to this Agreement, if any, and only subsequent to Producer's and TRV's agreement upon the License Fee in connection with each such Special and or Additional Special.

PAYMENT B -- **% of the License Fee for each Episode, Special or Additional Special, as applicable: Payment at least thirty (30) days prior to commencement of principal photography of such Episode, Special, or Additional Special as detailed in the mutually approved Production Schedule.

PAYMENT C -- **% of the License Fee for each Episode, Special or Additional Special, as applicable: Payment within 14 days of delivery to and approval by TRV of the all Program Production Milestone Materials - Editorial Milestones Items 1- 10. And Final Program Materials - Program Master Tapes and Material Elements, Items A1-3 of such Episode, Special or Additional Special as detailed in the mutually approved Production Schedule.

PAYMENT D -- **% of the License Fee for each Episode, Special or Additional Special, as applicable: Payment within 14 days of delivery to and approval by TRV of (a) all Final Program Materials, (b) Program Production Element Binder, Items B1-2 and (c) Program Legal binder, Items C1-3 of such program as detailed in the mutually approved production schedule.

The parties agree to work together to prepare the actual anticipated cash payment dates payable pursuant to this Payment Template in accordance with the Production Schedule in connection with each Episode, Special, and Additional Special produced pursuant to this Agreement; provide that, in the event of an inconsistency between this Payment Template and the Payment Schedule, the Payment Template shall control.

                                                              Exhibit C-1 Page 1

              PART OF AGREEMENT BETWEEN THE TRAVEL CHANNEL, L.L.C.
                           AND WORLD POKER TOUR L.L.C.
                           DATED AS OF AUGUST 22, 2003

                                   EXHIBIT C-2
                                PAYMENT SCHEDULE

                             TWO (2) PAGES TO FOLLOW

              PART OF AGREEMENT BETWEEN THE TRAVEL CHANNEL, L.L.C.
                           AND WORLD POKER TOUR L.L.C.
                           DATED AS OF AUGUST 22, 2003
                                WORLD POKER TOUR
                                PAYMENT SCHEDULE

                                                                                                        C
                                                                    B                                  **%
                                                                   **%                          PAYMENT WITHIN 14
                                                             PAYMENT WITHIN 30                 DAYS OF DELIVERY TO
                                                  A            DAYS PRIOR TO                   AND APPROVAL BY DCI
                                                 **%          COMMENCEMENT OF                  OF THE ALL PROGRAM
                                                UPON           SCHEDULED WPT          B             PRODUCTION            C
        EPISODE             LICENSE FEE    MUTUAL EXECUTION        EVENTS       DELIVERY DATE  MILESTONE MATERIALS  DELIVERY DATE
---------------------------------------------------------------------------------------------------------------------------------
201 Paris                  $   **           $   **             $   **              9-Jun-03       $   **             31-Dec-03
202 Bike                   $   **           $   **             $   **              1-Aug-03       $   **             12-Jan-04
214 Ladies Night           $   **           $   **             $   **              1-Aug-03       $   **             21-Nov-03
203 Borgata                $   **           $   **             $   **             20-Aug-03       $   **             26-Jan-04
204 Aruba                  $   **           $   **             $   **             15-Sep-03       $   **              2-Feb-04
205 Foxwoods               $   **           $   **             $   **             15-Oct-03       $   **             23-Feb-04
250 Hollywood              $   **           $   **             $   **              6-Oct-03       $   **             21-Jan-04
Home Game I
251 Hollywood              $   **           $   **             $   **              7-Oct-03       $   **             20-Feb-04
Home Game II
252 Hollywood              $   **           $   **             $   **              4-Nov-03       $   **              5-Mar-04
Home Game III
253 Hollywood              $   **           $   **             $   **              5-Nov-03       $   **             26-Mar-04
Home Game IV
206 Bellagio               $   **           $   **             $   **             13-Nov-03       $   **              1-Mar-04
215 Battle of Champions    $   **           $   **             $   **             14-Nov-03       $   **             23-Jan-04
216 Pokerstars Cruise      $   **           $   **             $   **             17-Dec-03       $   **             22-Mar-04
207 Tunica                 $   **           $   **             $   **             17-Dec-03       $   **             29-Mar-04
208 Commerce               $   **           $   **             $   **             20-Jan-04       $   **             19-Apr-04
209 Invitational           $   **           $   **             $   **             20-Jan-04       $   **              3-May-04
210 Bay 101                $   **           $   **             $   **              2-Feb-04       $   **             24-May-04
211 Party Poker Cruise     $   **           $   **             $   **             13-Feb-04       $   **             31-May-04
212 Reno                   $   **           $   **             $   **             28-Feb-04       $   **             16-Jun-04
213 Championship           $   **           $   **             $   **             18-Mar-04       $   **             23-Jun-04
                           --------------   --------------     --------------                     --------------
TOTALS                     $   **           $   **             $   **                             $   **
                           --------------   --------------     --------------                     --------------

                                   D
                              **% PAYMENT
                           WITHIN 14 DAYS OF
                            DELIVERY TO AND
                            APPROVAL BY DCI
                              OF ALL FINAL       D
                                 PROGRAM      DELIVERY
        EPISODE                 MATERIALS       DATE
-----------------------------------------------------------------------
201 Paris                     $  **           24-Mar-04  $   **
202 Bike                      $  **            4-Feb-04  $   **
214 Ladies Night              $  **           10-Dec-03  $   **
203 Borgata                   $  **            3-Mar-04  $   **
204 Aruba                     $  **           31-Mar-04  $   **
205 Foxwoods                  $  **           10-Mar-04  $   **
250 Hollywood                 $  **           25-Jan-04  $   **
Home Game I
251 Hollywood                 $  **           27-Feb-04  $   **
Home Game II
252 Hollywood                 $  **            2-Mar-04  $   **
Home Game III
253 Hollywood                 $  **            2-Apr-04  $   **
Home Game IV
206 Bellagio                  $  **           17-Mar-04  $   **
215 Battle of Champions       $  **            1-Feb-04  $   **
216 Pokerstars Cruise         $  **           14-Apr-04  $   **
207 Tunica                    $  **           21-Apr-04  $   **
208 Commerce                  $  **           28-Apr-04  $   **
209 Invitational              $  **            2-Jun-04  $   **
210 Bay 101                   $  **            9-Jun-04  $   **
211 Party Poker Cruise        $  **           16-Jun-04  $   **
212 Reno                      $  **           23-Jun-04  $   **
213 Championship              $  **           30-Jun-04  $   **
                              ------------               --------------
TOTALS                        $  **                      $   **
                              ------------               --------------

              PART OF AGREEMENT BETWEEN THE TRAVEL CHANNEL, L.L.C.
                           AND WORLD POKER TOUR L.L.C.
                           DATED AS OF AUGUST 22, 2003

BALANCE DUE - PENDING ON TIME DELIVERY OF ELEMENTS:

PRODUCERS
ACKNOWLEDGES
RECEIPT OF FUNDS
                      $  **

Execution Payment     $  **

           Apr-03     $  **

           Jul-03     $  **

           Sep-03     $  **

           Oct-03     $  **

           Nov-03     $  **

           Dec-03     $  **

           Jan-04     $  **

           Feb-04     $  **

           Mar-04     $  **

           Apr-04     $  **

           May-04     $  **

           Jun-04     $  **

                      $  **

              PART OF AGREEMENT BETWEEN THE TRAVEL CHANNEL, L.L.C.
                           AND WORLD POKER TOUR L.L.C.
                           DATED AS OF AUGUST 22, 2003

                                    EXHIBIT D
                                PROGRAM MATERIALS

PROGRAM MATERIALS: The Program Materials for each Program shall consist of elements and documentation listed below. Producer and DCI (or DCI entity previously identified in the preamble of the Agreement) further agree that DCI may require Producer to deliver certain other materials, not included in this Exhibit, in addition to the Program Materials specifically listed below (the "Additional Program Materials"). Any and all Additional Program Materials will be delivered to DCI by Producer and included as part of the Program Materials, provided that, if and to the extent the cost of any Additional Program Materials cannot be accommodated within DCI approved Production Budget, Producer shall give DCI written notice of the incremental direct, out-of-pocket cost involved and secure DCI's prior written approval before incurring such additional cost.

INCOMPLETE DELIVERY: To the extent that any materials or documents are incomplete or fail to meet the material requirements specified herein, DCI shall so notify Producer with reasonable specificity, and Producer shall promptly thereafter correct all such deficiencies by making delivery to DCI of the proper materials and documents required hereunder. Acceptance by DCI of less than all of the items required for delivery of the Program and/or release of the Program by DCI prior to delivery of all of the items required for delivery of the Program shall not be construed as a waiver by DCI of Producer's obligation to deliver any item required hereunder. Under no circumstances shall Producer be relieved of the obligation to deliver all of the materials and documents required hereunder, nor shall DCI be deemed to have waived any of said delivery requirements unless DCI shall so notify Producer in writing, designating the particular item or items which need not be delivered by Producer to DCI. If Producer fails to correct the deficiency in a timely manner and if DCI is required to correct the deficiencies directly, DCI reserves the right to take steps to recover those direct costs incurred by withholding those direct costs from the final payment/budget contribution. If there is a deficiency, DCI shall be reimbursed for any direct costs incurred because of such deficiency, including but not limited to any additional QC checks beyond the initial QC.

PROGRAM MATERIAL SHIPPING: Prior to each shipment, notification of delivery must be conveyed via fax or e-mail to the assigned DCI Production Manager. Delivery notification, must contain a copy of the shipment's complete inventory, shipment method and airbill information.

Send the Program Materials to the following:

EDITORIAL MILESTONE MATERIALS:

                              Discovery Communications, Inc.
                              Attention: Joe Swift
                              One Discovery Place
                              Silver Spring, MD 20910-3354

ACCOUNTING AND INSURANCE MILESTONE MATERIALS:

                              Discovery Communications, Inc.
                              Attention: Kinyette S. Newman
                              One Discovery Place
                              Silver Spring, MD 20910-3354

FINAL PROGRAM LEGAL AND PRODUCTION BINDERS, FINAL PROGRAM MATERIALS: Final music cue sheet should be delivered with first Program protection master tape. Music cue sheets should be sent via e-mail to music_cue@discovery.com and your Production Manager. In addition, final Program transcript with disk should be sent to DCI at the time protection masters are sent to DCI.

                              Discovery Communications, Inc.
                              Greg Ellison/DCI Library Services
                              Reference: Kinyette S. Newman
                              8045 Kennett Street
                              Silver Spring, MD 20910
                              240-662-4711
                              240-662-1427 (fax)

                                                              Exhibit D - Page 1

                         PRODUCTION MILESTONE MATERIALS

EDITORIAL MILESTONE MATERIALS: Items listed below should be sent directly to the assigned Network Executive Producer.

    1. PROGRAM DESCRIPTION ONE SHEET: Program description of 100 words or more for the Program. Hard copy and electronic version. Final version of One Sheet delivered with Program rough-cut.

    2. TITLE CLEARANCE REPORT AND LEGAL OPINION: Copy of Programs Title Clearance Report should be included in binder. Tile Clearance Report must detail full search including: federal all classes, state, common law and domain name. You must obtain DCI approval of your title prior to activating the title search.

    3. PROGRAM ROUGH CUTS: All rough-cuts will be delivered with scratch track narration and bum-in time code

    4. DRAFT PROGRAM CREDITS: Electronic copy delivered with rough-cut/fine-cut for DCI EP approval.

    5. PROGRAM FINE CUTS: Delivered with scratch track narration and bum in time-code. Fine cuts should be accompanied by a revised copy of the electronic credit list for final DCI EP approval.

    6. REVISED PRODUCTION SCHEDULES: Copy of updated production. schedule should be sent to EP and PM when shooting/production shifts by one or more weeks and final delivery or budget are impacted.

    7. BETACAM SP NTSC PROMOTIONAL VIDEO SELECT REEL: Minimum of ten minutes of broadcast quality footage (with nat sound) to be used by DCI in any medium to promote the Program or DCI. All materials cleared as required by the contract for use within the Program and for promotional use in all media, as required in the agreement. Delivery of this reel is at the request of DCI at milestones of production and post production, however if program delivery is less than 5 weeks before broadcast, reel should be delivered at a minimum of 5 weeks prior to broadcast when possible.

    8. TOURNAMENT DIRECTORS ASSOCIATION: A description of the Association should be sent to the PM .

    9. CELEBRITIES AND CHARITIES: A list of the celebrities and their charities to be sent to the EP and PM for approval before a celebrity is confirmed.

    10. PRIZE POOL: An explanation of how WPT is handling prize pools for the specials and charities should be sent to the PM. This document should provide verification from the producer that prize money has been awarded to the charities.

INSURANCE MILESTONE MATERIALS: Items listed below should be sent directly to the assigned DCI Production Manager.

    1. PRODUCTION INSURANCE POLICIES: Copy of production's insurance policies (including, but not limited to: Worker's Compensations, Production Insurance Package, US and/or Foreign General Liability, Non-Owned Auto Liability). Production Insurance is to be bound before production's contracted start date.

                             FINAL PROGRAM MATERIALS

DCI TECHNICAL SPECIFICATIONS: Reference the Technical Specifications of this Agreement for requirements regarding DCI bug clearance.

NON-LINEAR ON-LINE OUTPUT: DCI currently does not consider direct non-linear output using lossy compression as industry standard/accepted norms. Output from an uncompressed non-linear editing system is accepted, provided that the SMPTE 259M SDI interface is used for input and output, and a high-quality 10-bit analog to digital converter is used.

COMPRESSED SHOOTING: DCI currently does not accept Programs shot on highly compressed digital formats such as mini DV, DV Cam and DVC Pro formats. For this Program/Series only the PD 150 Mini DV and DV Cam cameras will be accepted - this is non-precedent setting.

TAPE LABELS: Labels must be typed in English and contain Program Series/episode title on all elements, material type (master, protection master, etc.) audio assignment, format (NTSC), aspect ratio (anamorphic,16:9), time code information (Drop/Non-Drop, VTC, ATC), Record Date, Facility Name and Shoot Location.

                                                              Exhibit D - Page 2

TECHNICAL FAILURES: If the protection master fails DCI's Quality Control (QC) beyond the initial QC, DCI reserves the right to take steps to recover those direct costs incurred by withholding those direct costs from the final payment/budget contribution.

SHIPPING: Items listed below should be sent directly to Library Services as listed on the front of this Program Materials Exhibit

A. PROGRAM MASTER TAPES AND MATERIAL ELEMENTS: Program Master Tapes and Protection Master Tapes are to be shipped separately. First ship the Program protection masters for DCI Quality Control (QC) acceptance. Following 10 business days of DCI's receipt of the protection masters, ship the Program material elements and Program master tapes. This production shall be photographed 4:3 Full Frame on Beta SP NTSC, mastered and delivered 4:3 full frame on Digital Betacam NTSC and aired in 4:3 full frame.

         1.       DIGITAL BETACAM STEREO PROGRAM MASTER TAPE (MONO COMPATIBLE):

                  FOR EACH EPISODE, SERIES OR SPECIAL 1 X 120 COMMERCIAL MINUTES
                  - CUT TO NETWORK CLOCK PROGRAM with text, graphics (including opening title sequence), bumps/teases (if required) and Program credits. A completed *DCI Runsheet & Tape Evaluation Report must be enclosed with each Program master tape.

                  Program masters should be delivered as follows:

                  120:00 COMMERCIAL MINUTES - CUT TO NETWORK CLOCK PROGRAM:
                  Clods provided by Network.

                  a.       PROGRAM END CREDIT ROLL (MANDATORY ON ALL PROGRAMS):

                           - At the end of Program fade to black, insert a % second pad of black (included in program time) before credits.

                           - :30 second CREDIT ROLL with music bed: Final DCI approved credits for the Program. The credit roll is to be exactly :30 seconds and is to include all billboard, titlecaid and copyright information unless otherwise approved by DCI.

                           -    :05 second segment of black

                  PROGRAM MASTER AUDIO ASSIGNMENT:

                  All Stereo shall be fully mono compatible. Fully mono compatible requires that when the left and right stereo channels are actively combined to mono there is no discernible change in audio level or fidelity.

                           Stereo- AudiAssignment :

                           Channel 1: Full mix stereo left

                           Channel 2: Full mix stereo right

                           Channel 3: Full mix minus narration, stereo left**

                           Channel 4: Full mix minus narration, stereo right**

                  **Tracks SHOULD be dipped for narration on Program Master. On-camera host audio is considered dialogue, off-camera host audio is considered narration. Host dialogue that transitions to narration should continue to the end of the host statement.

         2. DIGITAL BETACAM STEREO PROGRAM PROTECTION MASTER (MONO COMPATIBLE): Clone of Stereo Master. Specifications as A-1.

         3. TEXTLESS STEREO PROGRAM MASTER: Program Master will be clean without titles, lower thirds and credits. Specifications as in A-1.

B. PROGRAM PRODUCTION ELEMENT BINDER: The required documents are to be filed and inventoried throughout production. Producer is to send the binder with all required documents to DCI upon completion of the binder in its entirety. It is recommended to keep documents in tact in the binder and to not send DCI single documents outside the assigned binder. DCI is to receive a duplicate binder and the producer is to retain all original materials. Binders are to be sent in 10 business days after DCI's receipt of the protection master.

         1. *FINAL PROGRAM SCRIPT AND SCRIPT DISK: Final complete, verbatim script of final master Program containing "non-scripted" interviews. Script should be accurate transcription of Program master with corresponding running time code referencing general photographic action and transcribed audio. Script should be submitted on typewritten hard copy and 3.5' diskette with script in Microsoft Word or DOS ASCII TEXT format. IF REQUIRED, ADDITIONAL PROGRAM SEGMENTS/ MATERIALS SHOULD BE INCLUDED ON VHS TAPE.

         2. FINAL CREDIT LIST: Final DCI approved, graphic master credit list for the Program. Denoting (*) all contractually obligated credits which -have received DCI's prior approval. Include all billboard, titlecard and copyright information.

C.       PROGRAM LEGAL BINDER:

         1. *ELECTRONIC MUSIC CUE SHEET: Electronic copy of the EZQ submitted music cue sheet or an original music cue sheet detailing all music contained in the Program, including the title of each composition, the names of composers, publishers, and

                                                              Exhibit D - Page 3
                  copyright owners, the usage (whether instrumental, instrumental-visual, vocal- visual or otherwise), the place and number of such uses in the Program and in/out cues and running time for each cue, the performance rights society involved, and any other information customarily set forth in music cue sheets.

                  ELECTRONIC DELIVERY: Upon delivery of the protection master an electronic copy of the music cue sheet must be emailed to music_cue@discovery.com and your Production Manager. In the subject line of the email please include the following information: Series/Program title and episode title, preceded by 'COM' to indicate this is a commission Program. A hardcopy of the music cue sheet should be delivered in the Legal binder.

         2. E&O INSURANCE CERTIFICATE: Producer should obtain E&O policy through DCI's preferred vendor. Tide clearance for all shows, full commissions and co-productions Is the responsibility of the Producer. The title search is a vital component of your Errors and Omissions coverage. You must obtain DCI approval of your title prior to activating the title search. E&O (Errors and Omissions) liability insurance policy, applicable to the exhibition and distribution of the Program, should include the following: Certificate is to contain the Program Title and name Discovery Communications, Inc as additionally insured.

                  a. Term: Coverage should be maintained for a period of five (5) years from the initial airdate.

                  b. Limps: Should have limits of at least $1,000,000 per occurrence, $3,000,000 in the aggregate (with a deductible of no more than $10,000) with respect to each loss or claim involving the same offending act, failure to act, or matter, whether made by one or more persons and regardless of frequency of repetition, relating to the Program and insuring Producer against all liability assumed by Producer.

                  c.       On-line Endorsement: (if applicable)

                  d.       Title Coverage: (if applicable)

                  e.       Copy of Title Clearance Report and Legal Opinion:
                           Copy of Program's Title Clearance Report should be included in binder. Title Clearance Report must detail full search including: federal all classes, state, common law and domain name. You must obtain DCI approval of your title prior to activating the title search.

         3. *COPY OF RELEASES/LICENSES/AGREEMENTS AND CORRESPONDING LOGS (Log should be submitted on typewritten hard copy and computer disc): Place the corresponding log sheet in front of the release documents. Copy of release/license/agreement documents are to be filed and logged in order as they appear in the Program. Only log each release once, as they appear initially in the Program master tape. If a person does not appear in the final Program, log that release after those in the final Program -indicate on the Log sheet "NOT IN FINAL PROGRAM" and list the camera tape only. Refer to the source of all third party footage in the exact form as it appears on the release.

                                                              Exhibit D - Page 4

                  Please note that if it is not possible to deliver English language agreement, an English language translation must accompany any agreement delivered in a foreign language.

Third party -'Work for Hire" contracts and deal memos are to be in order as they appear in the Programs and credit list. Refer to the person's name in the exact form as it appears on the their contract, if a person was a payroll employee and a contract was not generated -- still list that person and note that status on the inventory log sheet.

         a.       Copy of Personal Releases and Corresponding Log

         b.       Copy of Shoot Location Release/Permits and Corresponding Log

         c.       Copy of Name/Product/Logo Release and Corresponding Log

                                                              Exhibit D - Page 5

                                    EXHIBIT E
                                 CREDITS EXHIBIT

                            World Poker Tour Credits

                                   created by
                                 STEVEN LIPSCOMB

                               executive producer
                                 STEVEN LIPSCOMB

                              supervising producer
                                   ROBYN MODER

                                   directed by
                                 STEVEN LIPSCOMB

                                  Commentators
                                   MIKE SEXTON
                                VINCE VAN PATTEN

                                      Host
                                   SHANA HIATT

                                   head writer
                                    JOE GRIMM

                               production manager
                                Kristin Cranford

                                  post producer
                                   DAN ABRAMS

                                 post supervisor
                                  JEN BERKELEY

                               supervising editor
                                    RICK KENT

                                    editor(s)
                                EDITOR'S NAME(S)

                              marketing & branding
                                  AUDREY KANIA

                       segment producer(s) and/or writers
                              JOE GRIMM (& OTHERS?)

                                   announcers
                           LINDA JOHNSON & ANNOUNCER2

                             production coordinator

                                                              Exhibit E - Page 1

                                BREN FITZPATRICK

                        assistant production coordinator
                                  CINDY FRASER

                              technical supervisor
                                 FRANK ISHIZAKI

                                 lighting design
                                   JOHN CONTI

                          lighting director (or Gaffer)
                                   TOM MURPHEY

                                   set design
                                   JIMMY CUOMO

                                  art director
                                   KEVIN KING

                                 graphics design
                              Eye Dream Productions

                                    composer
                                COMPOSER NAME(S)

                             live audience switcher
                         CHRIS FERGUSON (OR OTHER NAME)

                                 statistician(s)
                              JAN FISHER (OR OTHER)

                                 video engineer
                               VIDEO ENGINEER NAME

                               engineer in charge
                             ENGINEER IN CHARGE NAME

                                     camera
                                  CAMERA NAMES

                                      audio
                                   AUDIO NAMES

                                assistant editors
                             ASSISTANT EDITOR NAMES

                                 tape operators
                                 TAPE OP NAME(S)

                                    lighting
                               LIGHTING DEPT NAMES

                                                              Exhibit E - Page 2
                                     utility
                                  UTILITY NAMES

                               marketing associate
                                 Mary Babouchian

                                  hair & makeup
                              HAIR AND MAKEUP NAMES

                              production assistants
                           PRODUCTION ASSISTANT NAMES

                                  legal counsel
                                   SHAUN CLARK
                        SHEPPARD MULLIN RICHTER & HAMPTON

                                special thanks to
                               LAKES ENTERTAINMENT

                                     CANDIES
                               HOST CASINO (STAFF)
                               CARDPLAYER MAGAZINE
                            RICHARD NEPPL, CGS, INC.
                                 TONY BLAH BLAH
                              WILLY'S GAMING SUPPLY

                                                              Exhibit E - Page 3

                                    EXHIBIT F
                               PRODUCTION SCHEDULE

                             TWO (2) PAGES TO FOLLOW

                                                              Exhibit F - Page 1

                                WORLD POKER TOUR
                                    SEASON II
                                     14x120
                                   AO 2/04/04

                                                                               MASTER/
                                                           COURTESY            CREDITS/
    EP.                       SHOOT       EP.    1ST CUT     COPY     PROMO      EDL
     #     EPISODE TITLE      DATES    DESCRIP   DELIVERY  DELIVERY    COPY    DELIVERY  AIRDATE
-------------------------------------------------------------------------------------------------
1   202  Bicycle Club (wt)  complete   complete  complete  complete  complete  complete  02/04/04 uplink# 83744
2   203  Borgata (wt)       complete   complete  complete  02/05/04  02/09/04  02/16/04  03/03/04 uplink# 89343
3   205  Foxwoods (wt)      complete   02/09/04  02/17/04  02/23/04  02/17/04  03/01/04  03/10/03
         uplink# 89344
4   206  Bellagio (wt)      complete   02/16/04  02/26/04  03/02/04  02/26/04  03/08/04  03/17/03
         uplink# 89345
5   201  Paris (wt)         complete   complete  complete  complete  02/12/04  03/15/04  03/24/04 uplink# 83743
6   204  Aruba (wt)         complete   complete  02/26/04  03/08/04  03/02/04  03/22/04  03/31/03 uplink# 89354
7   216  Poker Stars        complete   03/08/04  03/11/04  03/16/04  03/11/04  03/29/04  04/14/03
         uplink# 89346
8   207  Tunica (wt)        complete   03/15/04  03/15/04  03/22/04  03/15/04  04/05/04  04/21/04
         uplink# 89347
9   208  Commerce (wt)      2/21-2/24  04/05/04  04/05/04  04/12/04  03/31/04  04/19/04  04/28/04
         uplink# 89348
10  209  Invitational (wt)  2/21-2/28  04/19/04  04/12/04  04/19/04  04/08/04  04/26/04  06/02/04
         uplink# 89349
11  210  Bay 101 (wt)       3/1-3/7    05/10/04  05/03/04  05/10/04  05/03/04  05/17/04  06/09/04
         uplink# 89350
12  211  Cruise (wt)        3/13-3/20  05/17/04  05/10/04  05/17/04  05/10/04  05/24/04  06/16/04
         uplink# 89351
13  212  Reno (wt)          3/29-4/3   06/01/04  06/01/04  06/07/04  06/01/04  06/14/04  06/23/04
         uplink# 89352
14  213  WPT Championship   4/18-4/25  06/10/04  06/07/04  06/14/04  06/02/04  06/21/04  06/30/04
         (wt)
         uplink# 89353

                                                              Exhibit F - Page 2

                                WORLD POKER TOUR
                                    SEASON II

                                    SPECIALS
                                      4X120
                                    AO 2/4/04

                                                                              MASTER/
                                                          COURTESY            CREDITS/
    EP.                       SHOOT     EP.     1ST CUT     COPY     PROMO      EDL
     #     EPISODE TITLE      DATES   DESCRIP   DELIVERY  DELIVERY    COPY    DELIVERY  AIRDATE
-------------------------------------------------------------------------------------------------
1   214  WPT Ladies' Night  complete  complete  complete  complete  complete  complete  12/10
           Uplink# 89375                                                                @9PM

2   215    WPT Battle of    complete  complete  complete  complete  complete  COMPLETE  EARLY FEB
             Champions                                                                  TO NBC
           Uplink# 89376

3   215    WPT Battle of    complete  complete  complete                      04/12/04  5/19/04
    TC       Champions
          Travel Version

                             WPT HOLLYWOOD HOME GAME
                                      4X60

                                                                            MASTER/
                                                        COURTESY            CREDITS/
    EP.                     SHOOT     EP.     1ST CUT     COPY     PROMO      EDL
     #     EPISODE TITLE    DATES   DESCRIP   DELIVERY  DELIVERY    COPY    DELIVERY  AIRDATE
----------------------------------------------------------------------------------------------
1   250  Hollywood Home   complete  complete  complete  complete  complete  complete   1/25
             Game 1                                                                     (?)
            Uplink#

2   251  Hollywood Home   complete     2/1      2/10      2/16      2/17      2/23     APRIL
            Game II
            Uplink#

3   252  Hollywood Home   complete    2/15      2/26      3/2       3/2                JUNE
            Game III
            Uplink#

4   253  Hollywood Home   complete     3/1      3/18      3/23      3/23              AUGUST
            Game IV
            Uplink#

                                                              Exhibit F - Page 3

                                    EXHIBIT G
                            TECHNICAL SPECIFICATIONS

                                                                       Exhibit G

                          DCI TECHNICAL SPECIFICATIONS

THIS EXHIBIT CONTAINS ALL TECHNICAL SPECIFICATIONS FOR NTSC, PAL, 1125/59.94 INTERLACE HD, 1125/23.98 PROGRESSIVE HD AND 11/25/25 PROGRESSIVE HD DCI TECHNICAL REQUIREMENTS. REFER TO YOUR CONTRACTED DCI PROGRAM MATERIALS EXHIBIT FOR PROGRAM'S CONTRACTED TECHNICAL REQUIREMENT.

                         GENERAL TECHNICAL REQUIREMENTS

STANDARD DEFINITION VIDEO REQUIREMENTS:

Video program material shall be produced using industry standard and accepted norms good practice and workmanship. DCI currently does not consider direct non-linear output using lossy compression as industry standard /accepted norms. The output of compressed nonlinear systems, even at low rates of compression, is considered unacceptable. For details regarding the acceptance of a particular editing system, please see your Production Manager.

Master and source videotapes must meet industry standard or industry-accepted standards for tape format interchange.

Master and source videotapes must not have any visible video impairments including, but not limited to dropouts and digital errors. Exception: Dropout count may not exceed one per running minute.

DCI Bug Clearance Specifications:

Due to the extensive amount of graphics used in these programs, WPT will post the Travel Channel on-air bug directly to their masters. This allows WPT to remove and replace the bug to avoid interfering with the designated bug area. This also assumes that the network ID will not be keyed over the signal for any airing of these programs.

Bug Placement shall fall into the space between 38.7 microseconds and 50.0 microseconds between lines 190 and 243 (field 1) NTSC, lines 226 and 290 (field
1) PAL. This space represents a large portion of the lower right corner of the television image. In addition, to prevent interference with international ID's, text elements shall not be placed between 41.3 microseconds and 50.3 microseconds between lines 34 and 81 (field 1) NTSC, lines 41 and 96 (field 1) PAL.

The bug used in postproduction by WPT, should maintain the same chrominance, luminance, and saturation levels as the bug airing out of master control.

STANDARD DEFINITION AUDIO REQUIREMENTS:

Audio program material shall be produced using industry standard and accepted norms for good practice and workmanship. The audio portion of the master and source audio and videotapes must be produced so that no noise, static, dropouts or extraneous distortion is recorded in the audio.

Audio channels - Stereo audio must be fully mono compatible. The audio channels must be in the proper phase. NOTE: Full Mono Compatibility means that when the left and right stereo channels are actively combined to mono there is no discernible change in audio level or fidelity. Full mix and split audio tracks should be phase coherent (synchronized) to prevent difficulty editing between these tracks, as necessary.

Audio Levels: Program audio must reflect reference tone level. Audio levels must be consistent throughout the program.. Transmission limiters clip at +8 dB. FOR BROADCAST "FULL MIX" TRACKS, TRANSIENT AUDIO PEAKS MUST NOT EXCEED +10 dB ABOVE REFERENCE TONE WHEN MEASURED ON AN AUDIO METER USING THE "TRUE PEAK" BALLISTIC SET (0 MS RISE, 200 MS FALL). FOR SECONDARY AUDIO TRACKS, SUCH AS MUSIC AND EFFECTS TRACKS, AND AUDIO ELEMENTS, PEAK LEVELS MUST NOT RISE ABOVE +17 dB (-3 dbfs). When mastering to a digital format and/or using an full scale or peak meter, where "0" is at the top of the scale and reference tone is at -20 dBfs, audio for the "full mix" tracks should peak at no more than -10 dBfs.

When using an analog meter, though the ballistics of analog VU meters vary greatly, the average program audio level of -2 to -5 dB will roughly equal 10 dB of headroom and not exceed specifications for peak limits. However, all shows should be evaluated using a peak sensitive meter to assure adherence with transmission specifications.

Pre-emphasis: FM transmission modulators (USA) use the 75 microsecond pre-emphasis curve. All signal processing must take into account the pre-emphasis curve. Improper "Sweetening", i.e. excessive equalization in the higher frequencies, can cause sibilance and severe distortion and should be avoided.

Audio compression: Program audio should have good dynamic range, but not be overly dynamic. While some compression may be needed to control the dynamic range of the program audio, excessive audio compression of the final mix should be avoided as this reduces the perception of audio quality by the listener. Audio signal peaks should be approximately 8 to 10 db above program reference levels, and average loudness measurements should be comparable to reference levels.

                                                              Exhibit G - Page 1

                           NTSC TECHNICAL REQUIREMENTS

NTSC VIDEO SPECIFICATIONS:

Drop frame: NTSC tapes must be recorded with drop frame time code.

Vertical blanking should adhere to SMPTE specification 170 M.

Discovery will accept vertical blanking that falls between 17 and 22 scan lines.

Horizontal blanking should adhere to SMPTE specification 170 M

Discovery will accept horizontal blanking widths of between 10.4 and 12.0 microseconds, with a front porch measurement of 1.0 to 2.0 microseconds and a distance of 9.4 to 10.0 microseconds from the falling edge of sync to the end of the horizontal blanking. For NTSC programs, Discovery measures the start of blanking as the edge of the signal crosses below 7.5 IRE, and the end of blanking as the signal crosses above 7.5 IRE. Black edges on the image will be measured as program blanking, and may result in blanking measurements being wide.

Composite video white levels should not exceed 100 IRE units, and program black levels should not extend below 7.5 IRE units. Neither the program luminance whites nor blacks should be clipped excessively.

Composite chroma levels should not exceed 110 IRE and may be clipped to prevent transmission over modulation. Discovery standards do not distinguish between shows of digital component origination or those of composite origination when evaluating encoded chrominance levels. If digital production methods are used, it is the responsibility of the vendor to ensure that the encoded signal meets the composite guidelines. All programs will be judged against these analog composite guidelines, irrespective of their native origination. NTSC composite gamut legality is also required of all programs, irrespective of origination.

Horizontal and vertical synchronizing pulses, where applicable, must be recorded in the program tape at a level of -40 IRE.

Each program shall be preceded with a minimum of 1 minute of SMPTE or EIA color bars (75% chroma amplitude) and a reference tone of 1000 or 400 Hz, followed by a 15 second slate, a countdown and 2 seconds of black before start of program. The tape must have a minimum of 30 seconds of black following the last program picture and audio.

The program material must be representative of the audio and video reference signals.

ASPECT RATIO GUIDELINES WHEN DELIVERING LETTERBOX FORMATS:

16:9 NTSC LETTERBOX: 181 scan lines, picture starts at line 50 and letterbox ends at 233

NTSC TIMECODE SPECIFICATIONS:

Time code - SMPTE DROPFRAME TIME CODE IS MANDATORY. Program start time code must read 01:00:00:00. Time code should be continuous, without error, and contain the appropriate flagging information in adherence with SMPTE specification 12 M.

All time code references, i.e. vertical interval time code, (VITC), longitudinal time code. (LTC) or audio sector time code on Digital formats (ASTC) MUST match exactly.

                           PAL TECHNICAL REQUIREMENTS

PAL VIDEO SPECIFICATIONS:

Vertical blanking should fall within EBU specifications, adhering to the ITU-R standard BT.470-6.

Discovery will accept programs with vertical blanking measurements of between 23 and 26 scan lines.

Horizontal blanking should fall within EBU specifications, adhering to the ITU-R standard BT.470-6.

Discovery will accept horizontal blanking widths of between 11.5 and 13.0 microseconds, with a front porch measurement of 1.0 to 2.0 microseconds and a distance of 10.5 to 11 microseconds from the falling edge of sync to the end of the horizontal blanking. For PAL programs, Discovery measures the start of blanking as the edge of the signal crosses below 0 millivolts and the end of blanking as the signal rises above 0 millivolts. Black edges on the image will be measured as program blanking, and may result in blanking measurements being wide.

                                                              Exhibit G - Page 2

Composite video white levels should not exceed 700 mv, and program black levels should not extend below 0 mv. Neither the program luminance whites or blacks should be clipped excessively.

Composite chroma levels should not exceed 770 mv and may be clipped to prevent transmission over modulation. Discovery standards do not distinguish between shows of digital component origination or those of composite origination when evaluating encoded chrominance levels. If digital production methods are used, it is the responsibility of the vendor to ensure that the encoded signal meets the composite guidelines. All programs will be judged against these analog composite guidelines, irrespective of their native origination. PAL composite gamut legality is also required of all programs, irrespective of origination.

Each program shall be preceded with a minimum of 1 minute of EBU color bars (75% chroma amplitude) and a reference tone of 1 KHz, followed by a 15 second slate, a countdown and 2 seconds of black before start of program. The tape must have a minimum of 30 seconds of black following the last program picture and audio.

The program material must be representative of the audio and video reference signals.

ASPECT RATIO GUIDELINES WHEN DELIVERING LETTERBOX FORMATS:

16:9 PAL Letterbox: 216 scan lines, picture starts at line 58, ends at 275

PAL AUDIO SPECIFICATIONS:

Time code - EBU TIME CODE IS MANDATORY. Program start time code must read 10:00:00:00. Time code should be continuous, free of errors, and contain all appropriate flagging bits.

All time code references, i.e. vertical interval time code, (VITC), longitudinal time code. (LTC) or audio sector time code on Digital formats (ASTC) MUST match exactly.

                      GENERAL TECHNICAL REQUIREMENTS FOR HD

HIGH DEFINITION VIDEO REQUIREMENTS:

Video program material shall be produced using industry standard and accepted norms good practice and workmanship.

Master and source videotapes must meet industry standard or industry-accepted standards for tape format interchange.

Master and source videotapes must not have any visible video impairments including, but not limited to dropouts and digital errors.

DCI Bug Clearance Specifications:

DCI requires that lower third and other graphic elements containing text not interfere with the network ID keyed over the signal. Consequently, the following areas of the picture may not contain text information. All horizontal measurements are given in microseconds, with the start of the measurement at the SAV reference pulse.

No text shall fall into the space between 21 microseconds and 24.5 microseconds between lines 459 and 541 (field 1) in a 1080 I 59.94 signal.

HIGH DEFINITION AUDIO REQUIREMENTS:

Audio program material shall be produced using industry standard and accepted norms for good practice and workmanship. The audio portion of the master and source audio and videotapes must be produced so that no noise, static, dropouts or extraneous distortion is recorded in the audio.

Audio channels - Stereo audio must be fully mono compatible. The audio channels must be in the proper phase. NOTE: Full Mono Compatibility means that when the left and right stereo channels are actively combined to mono there is no discernible change in audio level or fidelity. Full mix and split audio tracks should be phase coherent (synchronized) to prevent difficulty editing between these tracks, as necessary.

Audio Levels: Program audio must reflect reference tone level. Audio levels must be consistent throughout the program.. Transmission limiters clip at +8 dB. FOR BROADCAST "FULL MIX" TRACKS, TRANSIENT AUDIO PEAKS MUST NOT EXCEED +10 dB ABOVE REFERENCE TONE WHEN MEASURED ON AN AUDIO METER USING THE "TRUE PEAK" BALLISTIC SET (0 MS RISE, 200 MS FALL). FOR SECONDARY AUDIO TRACKS AND 5.1 SURROUND MIXES, PEAK LEVELS MUST NOT RISE ABOVE +17 dB (-3 dbfs). When mastering to a digital format and/or using an full scale or peak meter, where "0" is at the top of the scale and reference tone is at -20 dBfs, audio for the "full mix" tracks should peak at no more than -10 dBfs.

                                                              Exhibit G - Page 3

When using an analog meter, though the ballistics of analog VU meters vary greatly, the average program audio level of -2 to -5 dB will roughly equal 10 dB of headroom and not exceed specifications for peak limits. However, all shows should be evaluated using a peak sensitive meter to assure adherence with transmission specifications.

Pre-emphasis: FM transmission modulators (USA) use the 75 microsecond pre-emphasis curve. All signal processing must take into account the pre-emphasis curve. Improper "Sweetening", i.e. excessive equalization in the higher frequencies, can cause sibilance and severe distortion and should be avoided.

Audio compression: Program audio should have good dynamic range, but not be overly dynamic. While some compression may be needed to control the dynamic range of the program audio, excessive audio compression of the final mix should be avoided as this reduces the perception of audio quality by the listener. Audio signal peaks should be approximately 8 to 10 db above program reference levels, and average loudness measurements should be comparable to reference levels.

                     1080 I 59.94 TECHNICAL SPECIFICATIONS

1125 LINE/ 59.94 HZ LINE RATE INTERLACE HIGH DEFINITION VIDEO SPECIFICATIONS:

ALL VIDEO SHALL CONFORM TO SMPTE 274M, "1920 X 1080 SCANNING AND ANALOG AND PARALLEL DIGITAL INTERFACES FOR MULTIPLE PICTURE RATES" AND SMPTE240M, "SIGNAL PARAMETERS - 1125- LINE HIGH DEFINITION PRODUCTIONS SYSTEMS" BROADCAST STANDARDS. ALL VIDEO INFORMATION MUST BE COMPLIANT WITH EITHER SMPTE 260M, "1125/60 HIGH-DEFINITION PRODUCTION SYSTEM - DIGITAL REPRESENTATIVE AND BIT-PARALLEL INTERFACE", OR SMPTE 292M "BIT -SERIAL DIGITAL INTERFACE FOR HIGH-DEFINITION SYSTEMS.

Master and source videotapes must meet industry standard or industry accepted standards for tape format interchange. Source tapes may be either HD Cam or HD D5, at the 1080 interlace 59.94 Hz line rate. If acquisition is made by film stock, 35mm film with an aspect ratio of 1.77(16 x 9) is required.

Video shall adhere to SMPTE 274m, item 5 of table 1, which outlines 1920x1080 interlace at a frame rate of 59.94 Hz. 1035 line material is not acceptable for newly shot pieces.

Vertical blanking should fall within SMPTE 274M specifications, as stated in section 14 "Analog Synch" and section 15 "Analog Interface" and in ITU-R specification BT.709-4. The vertical blanking interval should equal lines 1-20 and lines 561-563 of the first field and lines 564-583 and lines 1124-1125 in the second field.

Horizontal blanking should fall within SMPTE 274M specifications, as stated in section 14 "Analog Synch" and section 15 "Analog Interface" and ITU-R specification BT.709-4. Horizontal blanking should be between 280 clock periods and a maximum of 292 clock periods, creating a blanking width of between 3.775 microseconds and 3.935 microseconds when a clock period is equal to 13.48 nanoseconds.

Video white levels should not exceed 700mV for component signals, and program black levels should not extend below 0 Vdc. Neither the program luminance whites nor blacks should be clipped excessively. For color difference signals R-Y and B-Y, levels shall not exceed 700 mV or fall below 0 mV when set at a 350 mV offset.

Each program shall be preceded with a minimum of 1 minute of SMPTE or EIA color bars (75% chroma amplitude) and a reference tone of 1000 or 400 Hz, followed by a 15 second slate, a countdown and 2 seconds of black before start of program. The tape must have a minimum of 30 seconds of black following the last program picture and audio. The program material must be representative of the audio and video reference signals.

Timecode - SMPTE Dropframe timecode is mandatory. Time code shall adhere to SMPTE 12M, "Time and Control Code". Program start time code must read 01:00:00:00. Time code should be continuous and free of errors, containing all appropriate flagging bits.

All time code references, i.e. vertical interval time code, (VITC), longitudinal time code. (LTC) or audio sector time code on Digital formats (ASTC) MUST match exactly.

                      1080 P 23.98 TECHNICAL SPECIFICATIONS

1125 LINE/ 23.98 HZ LINE RATE PROGRESSIVE HIGH DEFINITION VIDEO SPECIFICATIONS:

ALL VIDEO SHALL CONFORM TO SMPTE 274M, "1920 X 1080 SCANNING AND ANALOG AND PARALLEL DIGITAL INTERFACES FOR MULTIPLE PICTURE RATES" AND SMPTE240M, "SIGNAL PARAMETERS - 1125- LINE HIGH DEFINITION PRODUCTIONS SYSTEMS" BROADCAST STANDARDS. ALL VIDEO INFORMATION MUST BE COMPLIANT WITH EITHER SMPTE 260M, "1125/60 HIGH-DEFINITION PRODUCTION SYSTEM - DIGITAL REPRESENTATIVE AND BIT-PARALLEL INTERFACE", OR SMPTE 292M "BIT -SERIAL DIGITAL INTERFACE FOR HIGH-DEFINITION SYSTEMS.

                                                              Exhibit G - Page 4

Master and source videotapes must meet industry standard or industry accepted standards for tape format interchange. Source tapes may be either HD Cam or HD D5, at the 1080 progressive 24 Hz line rate. If acquisition is made by film stock, 35mm film with an aspect ratio of 1.77(16 x 9) is required. Master videotapes must be Panasonic HD D5 tape stock.

Video shall adhere to SMPTE 274m , item 11 of table 1, which outlines 1920x1080 progressive scan at a frame rate of 24 Hz.

Vertical blanking should fall within SMPTE 274M specifications, as stated in section 14 "Analog Synch" and section 15 "Analog Interface" and in ITU-R specification BT.709-4. The vertical blanking interval should equal lines 1-41 and lines 1122-1125 in this progressive scanning format.

Horizontal blanking should fall within SMPTE 274M specifications, as stated in section 14 "Analog Synch" and section 15 "Analog Interface" and in ITU-R specification BT.709-4. Horizontal blanking should be between 830 clock periods and a maximum of 842 clock periods.

Video white levels should not exceed 700mV for component signals, and program black levels should not extend below 0 Vdc. Neither the program luminance whites nor blacks should be clipped excessively. For color difference signals R-Y and B-Y, levels shall not exceed 700 mV or fall below 0 mV when set at a 350 mV offset.

Each program shall be preceded with a minimum of 1 minute of SMPTE or EIA color bars (75% chroma amplitude) and a reference tone of 1000 or 400 Hz, followed by a 15 second slate, a countdown and 2 seconds of black before start of program. The tape must have a minimum of 30 seconds of black following the last program picture and audio. The program material must be representative of the audio and video reference signals.

Timecode - SMPTE Dropframe timecode is mandatory. Time code shall adhere to SMPTE 12M, "Time and Control Code". Program start time code must read 01:00:00:00. Time code should be continuous and free of errors, containing all appropriate flagging bits.

All time code references, i.e. vertical interval time code, (VITC), longitudinal time code. (LTC) or audio sector time code on Digital formats (ASTC) MUST match exactly.

                       1080 P 25 TECHNICAL SPECIFICATIONS

1125 LINE/ 25 HZ LINE RATE PROGRESSIVE HIGH DEFINITION VIDEO SPECIFICATIONS:

ALL VIDEO SHALL CONFORM TO SMPTE 274M, "1920 X 1080 SCANNING AND ANALOG AND PARALLEL DIGITAL INTERFACES FOR MULTIPLE PICTURE RATES" AND SMPTE240M, "SIGNAL PARAMETERS - 1125- LINE HIGH DEFINITION PRODUCTIONS SYSTEMS" BROADCAST STANDARDS. ALL VIDEO INFORMATION MUST BE COMPLIANT WITH EITHER SMPTE 260M, "1125/60 HIGH-DEFINITION PRODUCTION SYSTEM - DIGITAL REPRESENTATIVE AND BIT-PARALLEL INTERFACE", OR SMPTE 292M "BIT -SERIAL DIGITAL INTERFACE FOR HIGH-DEFINITION SYSTEMS.

Master and source videotapes must meet industry standard or industry accepted standards for tape format interchange. Source tapes may be either HD Cam or HD D5, at the 1080 progressive 25 Hz line rate. If acquisition is made by film stock, 35mm film with an aspect ratio of 1.77(16 x 9) is required. Master videotapes must be Panasonic HD D5 tape stock.

Video shall adhere to SMPTE 274m , item 9 of table 1, which outlines 1920x1080 progressive scan at a frame rate of 25 Hz. 1035 line material is not acceptable for newly shot pieces.

Vertical blanking should fall within SMPTE 274M specifications, as stated in section 14 "Analog Synch" and section 15 "Analog Interface" and in ITU-R specification BT.709-4. The vertical blanking interval should equal lines 1-41 and lines 1122-1125 in this progressive scanning format.

Horizontal blanking should fall within SMPTE 274M specifications, as stated in section 14 "Analog Synch" and section 15 "Analog Interface" and in ITU-R specification BT.709-4. Horizontal blanking should be between 714 clock periods and a maximum of 726 clock periods.

Video white levels should not exceed 700mV for component signals, and program black levels should not extend below 0 Vdc. Neither the program luminance whites nor blacks should be clipped excessively. For color difference signals R-Y and B-Y, levels shall not exceed 700 mV or fall below 0 mV when set at a 350 mV offset.

Each program shall be preceded with a minimum of 1 minute of SMPTE or EIA color bars (75% chroma amplitude) and a reference tone of 1000 or 400 Hz, followed by a 15 second slate, a countdown and 2 seconds of black before start of program. The tape must have a minimum of 30 seconds of black following the last program picture and audio. The program material must be representative of the audio and video reference signals.

Timecode - SMPTE DROPFRAME TIMECODE IS MANDATORY. Time code shall adhere to SMPTE 12M, "Time and Control Code". Program start time code must read 01:00:00:00. Time code should be continuous and free of errors, containing all appropriate flagging bits.

                                                              Exhibit G - Page 5

All time code references, i.e. vertical interval time code, (VITC), longitudinal time code. (LTC) or audio sector time code on Digital formats (ASTC) MUST match exactly.



                                                              Exhibit G - Page 6

                                    EXHIBIT H
                       ADJUSTED GROSS REVENUES - ALL MEDIA
                                  TRV RECEIVES

         1.       As used herein:

                  1.1 "Gross Revenues" shall mean all sums actually received by Producer, its parents, subsidiaries and affiliates from the exploitation of the Program in any and all media provided that:

                           (a)      Gross Revenues shall be determined after all
refunds, returns, credits, discounts, allowances and adjustments;

                           (b)      Returnable advance payments shall not be
included in Gross Revenues until actually earned by Producer; and

                           (c)      Producer shall have the right to withhold
from Gross Revenues a reserve of ** percent (**%) of Gross Revenues for returns in connection with any Home Video exploitation of the Program, provided that each addition to the reserve is liquidated within one (1) year of its establishment.

                  1.2 "Adjusted Gross Revenues" shall mean Gross Revenues remaining after the deduction therefrom on a continuing basis of the following in the order set forth below:

                           (a) Producer's "Distribution Fees" as set forth below;

                           (b) Producer's "Distribution Expenses" as set forth below; and

                           (c)      A one-time only deduction of ** Dollars
                           ($**).

                  1.3 Producer's "Distribution Fees" shall be Producer's customary distribution fees in connection with the exploitation of the Program in the respective media, provided such Distribution Fees shall not exceed ** percent (**%) of Gross Revenues. In the event that Producer engages the services of a subdistributor in connection with the exploitation of its rights, the Producer shall not be entitled to retain Distribution Fees.

                  1.4 Producer's "Distribution Expenses" shall include third party costs, charges and expenses incurred by Producer in connection with versioning, distributing, exhibiting, advertising, promoting, and exploiting the applicable rights in the Program, up to a maximum of **% of Gross Revenues.

                  1.5 In calculating Adjusted Gross Revenues hereunder, there shall be no cross-collateralization of revenues and expenses among media.

         2. Producer shall render to TRV periodic statements prepared by an authorized agent of Producer showing, in summary form, the calculation of all Adjusted Gross Revenues pursuant to this Exhibit, which shall be accompanied by TRV's share thereof, if any. Statements shall be rendered on a calendar quarter basis, within sixty (60) days after the end of the quarter, for the first two
(2) years after the initial distribution of the Program for which Gross Revenues are derived, and on a semi-annual basis thereafter, provided, however, that no statements need be rendered for any accounting period in which no Gross Revenues are received. Should Producer make any overpayment to TRV hereunder for any reason, Producer shall have the right to deduct the amount of such overpayment from any further monies owing to TRV hereunder, or may demand repayment from TRV, in which event TRV shall promptly repay the same to Producer.

                                                              Exhibit H - Page 1

         3. TRV may, at its own expense, but not more than once each year, audit Producer's records relating to the Program at the offices of Producer for the purpose of verifying the payments made to TRV hereunder. Any such audit shall be conducted only by a certified public accountant (subject to Producer's reasonable approval) during normal business hours upon reasonable prior written notice and shall not continue for more than thirty (30) consecutive days. TRV shall not have the right to examine, inquire into or object to any matter contained in any statement after the expiration of twelve (12) months from the date of mailing of the statement. TRV's right to examine Producer's records shall be limited to those relating specifically to the Program, and under no circumstances shall TRV have the right to examine records relating to Producer's business generally or to any other programs for the purpose of comparison or otherwise. In the event that an audit by TRV discloses an underpayment of more than ten percent (10%) to TRV, and such underpayment is not the subject of a good faith dispute, Producer shall reimburse TRV for the reasonable costs of such audit.

         4. Producer shall not be considered a trustee, pledgeholder, fiduciary or agent of TRV by reason of anything done or any money collected by it, and shall not be obligated to segregate receipts from the Program from its other funds. Producer shall not have any lien or other rights in or to the Gross Revenues or Adjusted Gross Revenues of the Program, it being understood that the references thereto are intended solely for the purpose of determining the amount of monies payable to TRV hereunder, if any. Producer shall have the complete authority to license, market and exploit the Program and all rights therein, or to refrain from so doing, as it may choose in its sole discretion, and TRV acknowledges that Producer is not in any way making any representations or guarantees of any kind whatsoever regarding the amount of Adjusted Gross Revenues which may be received from the exploitation of the Program.

                                                              Exhibit H - Page 2

                                    EXHIBIT I
                               SPECIALS AMENDMENT

                            FIVE (4) PAGES TO FOLLOW

                                                                       Exhibit I

                             AS OF NOVEMBER 3, 2003

World Poker Tour
Attn: Steve Lipscomb
1041 North Formosa Avenue
Suite 99
West Hollywood, CA, 90446

         Re: "WORLD POKER TOUR" - AMENDMENT NUMBER 2 TO SEASON 2 TERM SHEET (CONTRACT #; WPT002/COP/TRV/PL/SC/CG)

Dear Ladies and Gentlemen:

         Reference is made to (i). that certain master agreement (the "Master Agreement") dated as of January 22, 2003 between WORLD POKER TOUR ("Producer's and THE TRAVEL CHANNEL, L.L.C. ("TRY"); (ii) that certain agreement attached to the Master Agreement (the "Attachment"), dated as of. January 22, 2003 between Producer and TRV in connection with the first season of the television production currently known as "The World Poker Tour" (the "Tour"); (iii) that certain fully executed term sheet (the "Term Sheet"), undated, but executed on July 25, 2003, between Producer and TRV in connection with the second and, potentially, subsequent seasons of the Program and the Tour, which such Term Sheet incorporates certain terms and conditions of the Master Agreement and- the Attachment; and (iv) that certain fully executed Amendment to Season 2 Term Sheet (the "First Amendment"), dated as of September 5, 2003. The Master Agreement, the Attachment and the Term Sheet, as amended by the First Amendment, are collectively hereinafter. referred to as the "Agreement".

         Except as otherwise defined herein, capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. The parties hereby agree that the Agreement shall. be supplemented. and amended as follows:

         1. Producer hereby agrees to produce one (1) two hour Special (i.e. one of the four (4) Specials to be delivered pursuant to the Agreement) currently entitled "Travel Channel's World Poker Tour Battle of the Champions" (the "First Special")

         2. Producer and TRV acknowledge and agree, notwithstanding anything to the contrary contained in the Agreement, that TRV shall have the right to grant to NBC (including its parents, subsidiaries and affiliates) the light to broadcast the First Special via Standard Television one (1) time on NBC-affiliated networks.

         3. In full consideration for the performance by Producer of its obligations hereunder and under the Agreement in connection with the First Special, TRV agrees to pay Producer, and Producer agrees to accept, a License Fee in the amount of ** Dollars (USD $**) for the First Special.

         4. The production and exploitation of the First Special are in all respects subject to the terms of the Agreement, as the same may be amended from time to time, except as amended hereby, provided that, the First Special is not deemed to be an Additional Episode under the terms of the Agreement, and the First Special is not in lieu of an existing Episode or tour event.

         5. The License Fee respecting the First Special shall be payable in accordance with the Agreement (i.e. in. accordance with the reasonable cash flow needs of production), but in no errant later than the complete Delivery of the final Program Materials in accordance with the Agreement.

                                                              Exhibit I - Page 1

         6. The Production Schedule applicable to the First Special shall be provided by producer based on the actual production needs and shall be subject to TRV's approval and shall be consistent with the requirements of NBC of which Producer has bean informed; provided that, Producer acknowledges and agrees that it shall deliver the NBC Deliverables to TRV on or before January 24, 2004,

         7. The Program Materials applicable to the First Spools) shall be the same as the .Program Materials required pursuant to the Agreement for each Episode, Producer acknowledges and agrees that, in addition, the Program Materials for the First Special shall include, end, be consistent with, the delivery materials and requirements. of NBC, which Producer has been advised of in writing including the NBC Deliverables attached hereto as Exhibit A as such NBC Deliverables may be amended from time to- time provided that Producer has been informed in writing of such changes.

         8. Producer shall have the promotion rights sot forth in the Term Sheet with regards -to the programs. In addition, Producer agrees to cite with NBC and/or TRV with regards to reasonable publicity and promotional requests related to the promotion of the Special.

         9. Producer acknowledges that TRV, shall be the "title sponsor" of the First Special, and that, notwithstanding any other prevision of the Agreement, Producer shall not be entitled to receive additional compensation from TRV as a milt of such "title sponsorship" or as a result of additional amounts received by TRV from NBC is connection with the First Special.

         10. Producer acknowledges and agrees that Producer shall deliver to TRV two (2) distinct versions of the Special. One version of the Special shall reflect the TRV Program Materials and requirements and the other version shall reflect the NBC Deliverables as attached.

         11. Producer acknowledges. and agrees that it is clearly in Producer's best interest to protect its valuable intellectual property and trade secrets and Producer will be taking reasonable efforts . to protect its intellectual property and trade secrets.

Except as otherwise herein expressly amended and supplemented, the Agreement is in all other aspects hereby ratified and confirmed. Please acknowledge your acceptance of the. foregoing by signing in the space provided below.

                                           Very truly yours,

                                           TRAVEL CHANNEL, L.L.C.

                                           By: /s/ Robert Reid
                                               ---------------------------------
                                           Printed Name: Robert Reid
                                           Title: Executive Vice President and
                                                  General Manager
                                           Date:  November 4, 2003

WORLD POKER TOUR, LLC

By: /s/ Steven Lipscomb
    ----------------------------------
Printed Name: Steven Lipscomb
Title: Chief Executive Manager
Date: November 3, 2003

                                                              Exhibit I - Page 2

                                    EXHIBIT A

                                NBC DELIVERABLES

EACH PROGRAM DELIVERED TO NBC SPOTS FOR AIR MAST COMPLY WITH THE FOLLOWING
REQUIREMENTS:

FORMAT:

Panasonic D3, Sony DIGIBETA or Sony BETA SP
(in order of preferred format)

TIMECODE:

The "BLACK BASIC" should begin at 00:58:00
00:58:30-00:59:30.       60 SECONDS OF BARS
00:59:30 - 00:59:58      28 SECONDS OF BLACK
00:59:58 - 00:59:58.15   15 FRAMES OF SLATE
00:59:58-15-01:00:00     45 FRAMES OF BLACK OR VIDEO PAD OF

SEG 1

01:00:00                 SEGMENT 1

         The SUBSEQUENT SEGMENTS should begin at the NEXT convenient MINUTE mark.

VIDEO:

VIDEO PAD at the TOP OF SEGNOM is desirable. If not possible, please fade up from BLACK.

As tong as it is not offensive, please leave :05 OF PAD at the END OF SEGMENTS. Again, if it is not available or useable, fade the segment to BLACK.

AUDIO:

STEREO ON TRACKS 1 & 2 MIX MINUS THE ANNOUNCE ON TRACKS 3 & 4

GRAPHICS:

All programs that air on NBC Sports must use the NBC Sports insert "look". NBC Sports graphics must be created on Pinnacle's FX Deko II. NBC can provide a Deko graphics disk if you have access to a Deko with clip player. Arrangements can also be made to do a graphics pass at NBC.

ANIMATIONS:

Our NBC Sports Graphic Department can assist you in developing animations for your show. Please coordinate this through your NBC Producer. Also, please provide us with your event logo. Adobe Illustrator EPS is the preferred format. We need this . several weeks before the event takes place so that we can incorporate your logo with our NBC Peacock far your show logo/title. Also, please supply us with logos for any sponsored elements that must go on the insert graphics or on tape enhancements. We will also send out a tape of NBC replay moves and transitions that should be used. Actually it will be 2 tapes: video on one and key on the other. If you do not have a device to play back replay moves, like an Attache or Accom, we will provide a bar to be used as a slab side. Please let us know the date when you will need these items.

                                                              Exhibit I - Page 3

BILLBOARDS:

NBC Sports Specials can use your show opening animation and music for Billboards. We prefer to have Billboards air at the gad of segments. But exceptions are made. BILLBOARD BEDS should be on a SEPARATE TAPE instead of attached to segments.

PAPERWORK:

Paperwork MUST accompany completed programs before they Paperwork consists of a Show ROUTINE (RUNDOWN, FORMAT) as well as a SEGMENT REEL SHEET. Examples of a ROUTINE (RUNDOWN, FORMAT) and SEGMENT REAL SHEET are attached. If your show follows e live event and is therefore collapsible, you mast include notes on order of cuts. Your NBC Produce can tell you if you fallow a live event.

DELIVERY DATE:

The finished show tags and paperwork must be received at NBC on or before the Thursday prior to the scheduled airing of your show. . Exceptions may be made where circumstances warrant only when discussed in advance with NBC. Please keep in touch with us and lot us know when to expect your tape and paperwork. If available, paperwork can always be faxed to us before the edit is done (212-664-3602 & 212-654-4469), or after the tape has been shipped.

The tape should be shipped to:    Ms. Laura Klein
                                  NBC Sports
                                  30 Rockefeller Plaza Room 1443E
                                  New York, NY 10112
                                  (212) 664-4468
                                  (212) 664-4469 (fax)

Please address any questions to your NBC Producer or contact John Gilmartin at
(212) 664-2140.

                                                              Exhibit I - Page 4

              PART OF AGREEMENT BETWEEN THE TRAVEL CHANNEL, L.L.C.
                           AND WORLD POKER TOUR L.L.C.
                           DATED AS OF AUGUST 22, 2003

                                    EXHIBIT J
                            ANHEUSER-BUSCH AMENDMENT

                            THREE (3) PAGES TO FOLLOW

                                                              Exhibit J - Page 1

                             AS OF NOVEMBER 11, 2003

World Poker Tour
Attn: Steve Lipscomb
1041 North Formosa Avenue
Suite 99
West Hollywood, CA 90046

         RE: "WORLD POKER TOUR" - AMENDMENT NUMBER 3 TO SEASON 2 TERM SHEET (CONTRACT #: WPT002/COP/TRV/PL/SC/CG)

Dear. Ladies and Gentlemen:

         Reference is made to (i) that certain master agreement (the. "Master Agreement") dated as of January 22, 2003 between WORLD POKER TOUR ("Producer") and THE TRAVEL CHANNEL, L.L.C. ("TRV"); (ii) that certain agreement attached to the Master Agreement (the "Attachment"), dated as of January 22, 2003 between Producer and TRV in connection with the first season of the television production currently known as "The World Poker Tour" (the "Tour"); (iii) that certain fully executed term sheet (the "Term Sheet"), undated, but executed on July 25, 2003, between Producer and TRV in connection with the second and, potentially, subsequent seasons of the Program and the Tour, which such Term Sheet incorporates certain terms and conditions of the Master Agreement and the Attachment; (iv) that certain fully executed Amendment to Season 2 Term Sheet (the "First Amendment"), dated as of September 5, 2003; and (v) that certain fully executed Amendment Number 2 to Season 2 Term Sheet (the "Second Amendment"), dated as of October 30, 2003. The Master Agreement, the Attachment and the Term Sheet, as amended by the First Amendment and the Second Amendment, are collectively hereinafter referred to as the "Agreement".

         Except as otherwise defined herein, capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

         Producer and TRV acknowledge and agree, notwithstanding anything to the contrary contained in the Agreement and only for the limited purposes set forth herein and in Exhibit A, that Producer shall have the right to grant to Anheuser-Busch, Inc. ("AB") certain "secondary sponsorship" rights in connection with the Episodes and Specials comprising the Program, which such rights shall be substantially in the form of the rights described on the Sponsorship Agreement, dated as of November 12, 2003, between AB and Producer, as set. forth on Exhibit A (attached hereto and incorporated herein by reference) as such memorandum and agreement shall be modified pursuant to good faith negotiation between Producer and AB (collectively, the "AB Sponsorship Rights"). TRV acknowledges and agrees that AB is being accorded rights of first negotiation and first refusal for subsequent seasons of the Program (which such AB right of first negotiation expires on May 31, 2004), and that Producer has the right to grant sponsorship rights to AB only for the 2004/05 season of the World Poker Tour pursuant to such negotiations; provided that such rights granted in connection with the 2004/05 season are not .materially inconsistent with the AB Sponsorship rights granted in connection with the 2003/04 season (the parties acknowledge that if such rights proposed to be granted in connection with the 2004/05 season are materially inconsistent with the AB Sponsorship rights, then Producer shall not be permitted to enter into the 2004/05 agreement without TRV's prior written consent). For purposes of clarity, Producer acknowledges and agrees that, apart from the permission to grant the AB Sponsorship Rights to AB s set for herein, Producer has not acquired any additional, sponsorship rights beyond those. rights granted to and/or retained by Producer in the Agreement.

         Except as otherwise herein expressly amended and supplemented, the Agreement is in all other aspects hereby ratified and confirmed.

         Please acknowledge your acceptance of the foregoing by signing in the space provided below.

                                            TRAVEL CHANNEL, L.L.C.

                                            By: /s/ William M. Campbell
                                                --------------------------------
                                            Printed Name: William M. Campbell
                                            Title: President, U.S. Networks
                                            Date: February 20, 2004

WORLD POKER TOUR, LLC

By: /s/ Steven Lipscomb
    ------------------------------
Printed Name: Steven Lipscomb
Title: Chief Executive Manager
Date: February 19, 2004

              PART OF AGREEMENT BETWEEN THE TRAVEL CHANNEL, L.L.C.
                           AND WORLD POKER TOUR L.L.C.
                           DATED AS OF AUGUST 22, 2003
                                    EXHIBIT A

                            WPT/ANHEUSER-BUSCH, INC.

                MEMORANDUM OF BASIC TERMS AS OF NOVEMBER 10, 2003

-   ONE (1) :10 sec ANIMATED BB AND ONE (1) FEATURE (POKER CORNER) IN EACH
      TELECAST

-   FULL EXCLUSIVITY BEER AND 'MALTERNATIVES' FOR ALL SPONSORSHIP ELEMENTS

-   TWO (2) LOGO PLACEMENTS ON THE TABLE FELT

         - LOGOS TO BE PROMINENTLY DISPLAYED FOR ON-AIR VISIBILTY, CONSISTENT WITH PLACEMENT OBJECTIVES FOR WPT, MEMBER CASINOS AND WPT TITLE SPONSOR.

-   LOGO USAGE AND "OFFICIAL BEER OF WPT" DESIGNATION

- ONE (1) BANNER TO BE PLACED IN PROMINENT LOCATIONS FOR ON-SITE AS WELL AS ON-AIR VISIBILTTY CONSISTENT WITH PLACEMENT OBJECTIVES FOR WPT TTTLE SPONSOR

-   LOGO AND LINK THROUGHOUT THE WPT WEB-SITE (MINIMUM OF ** IMPRESSIONS)

-   FOUR (4) RESERVED SEATS AT EACH VENUE

-   TWO (2) ENTRIES IN WPT INVITATIONAL PRO-CELEBRITY EVENT

-   ESCORTED VIP GUEST ACCESS TO PLAYER LOUNGE AND BEHIND-THE-SCENES AREAS

-   RIGHT TO PROVIDE ANHEUSER BUSCH PRODUCTS EXCLUSIVELY IN PLAYERS LOUNGE

-   ROOM DISCOUNTS AT WPT MEMBER HOTELS

- ONE (1) MEET-AND-GREET/VIP RECEPTION FOR TEN (10) PEOPLE HOSTED BY PRO OR WPT HOST AT ONE EVENT AT THE LOCATION OF SPONSOR'S CHOICE

-   PRODUCT SAMPLING AND PROMOTIONAL DISPLAYS WHERE LEGAL

-   A-B SPONSORSHIP FEE: $** (NET)

-   FIRST RIGHT OF REFUSAL FOR ALL ELEMENTS FOR THE 2004/05 WPT SEASON